                                                                    EXHIBIT 10.3
                                                                  EXECUTION COPY

================================================================================

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                     BETWEEN

                           GW SERVICIOS, S.A. DE C.V.

                                       AND

              COMPANIA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V.

                                       AND

                   NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR
                            ONTWIKKELINGSLANDEN N.V.

                             DATED DECEMBER 5, 2000

                    AMENDED AND RESTATED AS OF MARCH 15, 2005

================================================================================

                                TABLE OF CONTENTS

Article or
 Section                     Item                     Page No.
---------                    ----                     --------
ARTICLE I..........................................       1

DEFINITIONS AND INTERPRETATION.....................       1

   Section 1.01. General Definitions...............       1
   Section 1.02. Financial Definitions.............      14
   Section 1.03. Financial Calculations............      19
   Section 1.04. Interpretation....................      19
   Section 1.05. Business Day Adjustment...........      20

ARTICLE II.........................................      20

THE PROJECT, PROJECT COST AND FINANCIAL PLAN.......      20

   Section 2.01. The Project.......................      20
   Section 2.02. Project Cost and Financial Plan...      20

ARTICLE III........................................      21

THE FMO LOAN.......................................      21

   Section 3.01. The FMO Loan......................      21
   Section 3.02. [reserved]........................      21
   Section 3.03. Interest..........................      22
   Section 3.04. Change in Interest Period.........      23
   Section 3.05. Default Rate Interest.............      23
   Section 3.06. Repayment.........................      24
   Section 3.07. Prepayment........................      24
   Section 3.08. Fees..............................      25
   Section 3.09. Currency and Place of Payments....      26
   Section 3.10. Allocation of Partial Payments....      26
   Section 3.11. Increased Costs...................      27
   Section 3.12. Unwinding Costs...................      27
   Section 3.13. [reserved]........................      27
   Section 3.14. Taxes.............................      27
   Section 3.15. Expenses..........................      28
   Section 3.16. Notes.............................      29

ARTICLE IV.........................................      29

                     Amended and Restated FMO Loan Agreement

REPRESENTATIONS AND WARRANTIES.........................................................   29

   Section 4.01. Representations and Warranties........................................   29
   Section 4.02. FMO Reliance..........................................................   32

ARTICLE V..............................................................................   32

CONDITIONS OF DISBURSEMENT.............................................................   32

   Section 5.01. Conditions of Effectiveness...........................................   32
   Section 5.02  FMO Notice; Amendment and Restatement; Conditions for FMO's Benefit...   34

ARTICLE VI.............................................................................   34

PARTICULAR COVENANTS...................................................................   34

   Section 6.01. Affirmative Covenants.................................................   34
   Section 6.02. Negative Covenants Relating to the Borrower...........................   37
   Section 6.03. Negative Covenants Relating to the Project Company....................   41
   Section 6.04. Reporting Requirements................................................   45
   Section 6.05. Insurance.............................................................   49

ARTICLE VII............................................................................   52

EVENTS OF DEFAULT......................................................................   52

   Section 7.01. Acceleration after Default............................................   52
   Section 7.02. Events of Default.....................................................   52
   Section 7.03. Bankruptcy............................................................   55

ARTICLE VIII...........................................................................   55

MISCELLANEOUS..........................................................................   55

   Section 8.01. Saving of Rights......................................................   56
   Section 8.02. Notices...............................................................   56
   Section 8.03. English Language......................................................   57
   Section 8.04. Term of Agreement.....................................................   58
   Section 8.05. Applicable Law and Jurisdiction.......................................   58
   Section 8.06. Disclosure of Information.............................................   59
   Section 8.07. Successors and Assigns................................................   60
   Section 8.08. Amendments, Waivers and Consents......................................   60
   Section 8.09. Counterparts..........................................................   60

ARTICLE IX.............................................................................   60

THE MERGER.............................................................................   60

                     Amended and Restated FMO Loan Agreement

   Section 9.01. Conditions Precedent of the Merger.............   60
   Section 9.02. Acknowledgment of the Borrower.................   61

ANNEX A.........................................................   63

[RESERVED]......................................................   63

ANNEX B.........................................................   64

MINIMUM INSURANCE REQUIREMENTS..................................   64

ANNEX C.........................................................   65

[RESERVED]......................................................   65

SCHEDULE 1......................................................   66

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY.................   66

SCHEDULE 2......................................................   68

FORM OF CERTIFICATION OF REPRESENTATIONS AND WARRANTIES.........   68

SCHEDULE 3......................................................   70

FORM OF NOTICE OF EFFECTIVENESS.................................   70

SCHEDULE 4......................................................   71

FORM OF SERVICE OF PROCESS LETTER...............................   71

SCHEDULE 5......................................................   73

[RESERVED]......................................................   73

SCHEDULE 6......................................................   74

FORM OF LETTER TO BORROWER'S AUDITORS...........................   74

SCHEDULE 7......................................................   76

FORM OF BORROWER'S CERTIFICATION ON DISTRIBUTION OF DIVIDENDS...   76

                     Amended and Restated FMO Loan Agreement

SCHEDULE 8..................................................   78

[RESERVED]..................................................   78

SCHEDULE 9..................................................   79

INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS...   79

SCHEDULE 10.................................................   81

FORM OF ANNUAL MONITORING REPORT............................   81

SCHEDULE 11.................................................   85

FORM OF NOTES...............................................   85

                     Amended and Restated FMO Loan Agreement

                       AMENDED AND RESTATED LOAN AGREEMENT

      AMENDED AND RESTATED LOAN AGREEMENT, dated December 5, 2000, as amended and restated as of March 15, 2005, between:

      (1) GW SERVICIOS, S.A. DE C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States (the "Borrower," provided, however, that after the Merger (as defined below) the "Borrower" shall mean the surviving entity);

      (2) COMPANIA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States (the "Project Company"); and

      (3) NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V., a limited liability company organized and existing under the laws of The Netherlands ("FMO").

      (A) Under the terms of a loan agreement dated December 5, 2000 between the Borrower, the Project Company and FMO (the "Original FMO Loan Agreement"), FMO made a loan to the Borrower in the principal amount of seven million Dollars ($7,000,000), of which the principal amount of four million six hundred sixty four thousand Dollars ($4,664,000) is currently outstanding (which amount shall be reduced to four million five hundred seventeen thousand eight hundred ninety and 91/100th Dollars ($4,517,890.91) after prepayment of the amount set forth in
Section 5.01(b)).

      (B) The Borrower, the Project Company and FMO desire to modify the Original FMO Loan Agreement in order to, among other things, extend the repayment term of the FMO Loan (as defined below) and make other changes as more fully set forth herein.

      (C) In order to accomplish the foregoing, the Borrower, the Project Company and FMO are amending and restating in its entirety the Original FMO Loan Agreement as set forth herein.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      Section 1.01. General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

                     Amended and Restated FMO Loan Agreement

"A Loan" the loan specified in Section 3.01(a) of the IFC Loan Agreement or, as the context requires, its principal amount from time to time outstanding;

"Accounting Principles"          United States Generally Accepted Accounting
                                 Principles (US-GAAP) promulgated by the
                                 Financial and Accounting Standards Board, together with its pronouncements thereon from time to time, and applied on a consistent basis;

"Affiliate"                      any Person directly or indirectly controlling,
                                 controlled by or under common control with, the Borrower or the Project Company (for purposes of this definition, "control" means the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise, provided that the direct or indirect ownership of ten per cent (10%) or more of the voting share capital of a Person is deemed to constitute control of that Person, and "controlling" and "controlled" have corresponding meanings);

"Asset Purchase
Agreement"                       the Asset Purchase Agreement dated as of June
                                 18, 1999 between the Project Company and GoM;

"Auditors"                       PricewaterhouseCoopers L.L.P, or such other
                                 firm that each of the Borrower and the Project
                                 Company appoints from time to time as its auditors pursuant to Section 6.01 (d)
                                 (Affirmative Covenants);

"Authority"                      any national, supranational, regional or local
                                 government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

"Authorization"                  any consent, registration, filing, agreement,
                                 notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors' and shareholders' approvals or consents;

"Authorized

                     Amended and Restated FMO Loan Agreement

Representative"                  any natural person who is duly authorized by
                                 the Borrower or the Project Company to act on its behalf for the purposes specified in, and whose name and a specimen of whose signature appear on, the Certificate of Incumbency and Authority most recently delivered by the Borrower and the Project Company to FMO;

"B Loan" the loan specified in Section 3.01(b) of the IFC Loan Agreement or, as the context requires, its principal amount from time to time outstanding;

"Business Day"                   a day when banks are open for business in
                                 New York, New York or, solely for the purpose of determining the FMO Interest Rate other than pursuant to Section 3.03 (d)(ii)(Interest),
                                 London, England;

"CAP" the Corrective Action Plan dated August 4, 2000, prepared by the Sponsor on behalf of the Project Company;

"Certificate of Incumbency
and Authority"                   a certificate provided FMO by each of the
                                 Borrower and the Project Company in the form of
                                 Schedule 1;

"Charter"                        with respect to any Person, the estatutos
                                 sociales and any other constitutive document of such Person;

"Concession Agreement"           the Concession Agreement dated August 26, 1999
                                 between the Project Company and GoM;

"Concession Termination
Compensation Assignment
Notice" a notice to be filed with the GoM by the Project Company, pursuant to which the Project Company shall assign to the Senior Lenders any concession termination compensation payments payable to the Project Company by the GoM;

"Credit Line Agreement"          the Credit Line Agreement dated the date
                                 hereof, between the Borrower and the Project
                                 Company;

"Derivative Transaction"         any swap agreement, cap agreement, collar
                                 agreement, futures contract, forward contract or similar arrangement with respect to interest rates, currencies or commodity prices;

                     Amended and Restated FMO Loan Agreement

"Disbursement"                   any disbursement of the A Loan, the B Loan or
                                 the FMO Loan or all of the above, as the context requires;

"Dollars" and "$"                the lawful currency of the United States of
                                 America;

"Environmental
Assessment Report"               the Baseline Environmental Assessment report
                                 dated January 12, 1999, relating to the Project
                                 Company, prepared by TRC Environmental
                                 Corporation;

"Environmental, Health
and Safety Guidelines"           the IFC Environmental, Health and Safety
                                 Guidelines for Railway Systems, dated November
                                 20, 1995, a copy of which has been delivered to, and receipt of which has been acknowledged by letter dated February 10, 2000 by, each of the Borrower and the Project Company and which is incorporated herein by reference;

"Environmental
and Social Policies"             the IFC Policy on Environmental Assessment (OP
                                 4.01), dated October 1998, the IFC Policy on
                                 Pest Management (OP 4.09), dated June 1990, the
                                 World Bank Policy on Involuntary Resettlement
                                 (OD 4.30), dated June 1990, the World Bank
                                 Policy Note on Management of Cultural Property
                                 (OPN 11.03), dated September 1986, and the IFC
                                 Policy Statement on Forced Labor and Harmful
                                 Child Labor, dated March 1998, copies of which have been delivered to, and receipt of which has been acknowledged by letter dated February
                                 10, 2000 by, each of the Borrower and the Project Company and which are incorporated herein by reference;

"Event of Default"               any one of the events specified in Section 7.02
                                 (Events of Default);

"Existing Deficiency
Loan Agreements"                 collectively, the Deficiency Loan Agreement
                                 entered into among the Borrower, the Project
                                 Company and the Sponsor on December 17, 2004 and the Deficiency Loan Agreement entered into among the same parties on September 21, 2004;

"Financial Plan"                 the proposed sources of financing for the
                                 Project set out in Section 2.02 (b) (Project
                                 Cost and Financial Plan);

                     Amended and Restated FMO Loan Agreement

"Financial Support
Agreement"                       the agreement entitled "Financial Support
                                 Agreement" dated December 5, 2000, as amended and restated as of the date hereof, among the Borrower, the Project Company, the Sponsor and the Senior Lenders;

"Financial Year"                 the accounting year of each of the
                                 Borrower and the Project Company commencing each year on January 1 and ending on the following December 31, or such other period as the Borrower and the Project Company, with FMO's consent, from time to time designate as their accounting year;

"FMO Disbursement"               any Disbursement of the FMO Loan;

"FMO Guarantee"                  the Guarantee Agreement dated December 5, 2000
                                 between the Project Company and FMO;

"FMO
Interest Rate"                   for any Interest Period, the rate at which
                                 interest is payable on the FMO Loan during that Interest Period, determined in accordance with Section 3.03 (Interest) and, if applicable, Section 3.04 (Change in Interest
                                 Period);

"FMO Loan"                       the loan specified in Section 3.01 (The FMO
                                 Loan) or, as the context requires, its
                                 principal amount from time to time outstanding;

"GoM"                            the Government of Mexico;

"GoM Letter"                     a letter from the GoM to the Project Company,
                                 inter alia, (i) consenting to the creation of the Security, (ii) approving the new ownership structure of the Project, (iii) confirming the right of the Senior Lenders to appoint a new operator upon the occurrence of an Event of Default pursuant to Article 18 of the Railroad
                                 Law, and (iv) agreeing to notify the Senior
                                 Lenders in the event the a notification, fine, warning or other action or communication from the GoM is taken with respect to, or delivered to the Project Company with respect to the actual or alleged noncompliance by the Project
                                 Company with the terms of the Concession
                                 Agreement;

"GoM Lien"                       the lien granted by the Project Company to the
                                 GoM pursuant to the Asset Purchase Agreement;

                     Amended and Restated FMO Loan Agreement

"IFC" International Finance Corporation, an international organization established by Articles of Agreement among its member countries including the United Mexican States;

"IFC Guarantee"                  the Guarantee Agreement dated December 5, 2000
                                 between the Project Company and IFC;

"IFC Loan"                       collectively, the A Loan and the B Loan or, as
                                 the context requires, the principal amount of the A Loan and the B Loan outstanding from time to time;

"IFC Shares"                     the aggregate of:

                                       (A)   all the shares in the share capital
                                             of the Borrower subscribed for and
                                             acquired by IFC pursuant to the
                                             Subscription Agreement;

                                       (B)   all shares of the Borrower to be
                                             subscribed or acquired by IFC after
                                             the execution of this agreement
                                             pursuant to the exercise of
                                             preemptive rights, options or
                                             warrants accruing to IFC in
                                             relation of any IFC Shares;

                                       (C)   all shares of the Borrower received
                                             by IFC after the execution of this
                                             agreement as a result of stock
                                             splits or stock dividends on any
                                             IFC Shares; and

                                       (D)   all shares (of any company)
                                             received by IFC in exchange,
                                             replacement or substitution of the
                                             IFC Shares;

"Increased Costs"                the amount certified in an Increased Costs
                                 Certificate to be the net incremental costs of, or reduction in return to, FMO in connection with the making or maintaining of the FMO Loan that result from:

                                 (i)   any change in any applicable law or
                                       regulation or directive (whether or not
                                       having force of law) or in its
                                       interpretation or application by any
                                       Authority charged with its
                                       administration; or

                     Amended and Restated FMO Loan Agreement

                                 (ii)  compliance with any request from, or
                                       requirement of, any central bank or other monetary or other Authority;

                                 which, in either case, after the date of this
                                 Agreement:

                                       (A)   imposes, modifies or makes
                                             applicable any reserve, special
                                             deposit or similar requirements
                                             against assets held by, or deposits
                                             with or for the account of, or
                                             loans made by, FMO;

                                       (B)   imposes a cost on FMO as a result
                                             of FMO having made the FMO Loan or
                                             reduces the rate of return on the
                                             overall capital of FMO that it
                                             would have achieved, had FMO not
                                             made the FMO Loan;

                                       (C)   changes the basis of taxation on
                                             payments received by FMO in respect
                                             of the FMO Loan (otherwise than by
                                             a change imposed by the
                                             jurisdiction of its incorporation
                                             or in any political subdivision of
                                             any such jurisdiction); or

                                       (D)   imposes on FMO any other condition
                                             regarding the making or maintaining
                                             of the FMO Loan;

"Increased Costs Certificate" a certificate provided from time to time by FMO certifying:

                                 (i)   the circumstances giving rise to the
                                       Increased Costs;

                                 (ii) that the costs of FMO have increased or the rate of return of either of them has been reduced as a result of the Increased Costs;

                                 (iii) that, FMO has, in its opinion, exercised
                                       reasonable efforts to minimize or
                                       eliminate the relevant increase or
                                       reduction, as the case may be; and

                                 (iv)  the amount of Increased Costs;

"Interest Determination

                     Amended and Restated FMO Loan Agreement

Date"                            except as otherwise provided in Section 3.03
                                 (d) (ii) (Interest) the second Business Day before the beginning of each Interest Period;

"Interest Payment Date"          March 15 and September 15 in any year or, in
                                 the case of any Interest Period of less than six (6) months, any day which is the 15th day of the month in which the relevant Interest
                                 Period ends;

"Interest Period"                each period of six (6) months or, in the
                                 circumstances referred to in Section 3.04
                                 (Change in Interest Period), each period of three (3) months or one (1) month determined pursuant to that Section, in each case beginning on an Interest Payment Date and ending on the day immediately before the next following Interest Payment Date, except in the case of the first period applicable to an FMO
                                 Disbursement when it means the period beginning on the date on which such FMO Disbursement is made and ending on the day immediately before the next following Interest Payment Date;

"ITISA" Impulsora Tlaxcalteca de Industrias, S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of Mexico;

"Letter of Information"          the Letter of Information, dated March 8, 2000,
                                 provided to IFC by the Project Company with respect to the Project, as amended by the Letter of Information, dated November 14, 2000, provided to the Senior Lenders by the Borrower;

"LIBOR" the British Bankers' Association ("BBA") interbank offered rates for deposits in Dollars which appear on the relevant page of the Telerate Service (currently page 3750) or, if not available, on the relevant pages of any other service (such as Reuters Service or Bloomberg Financial Markets Service) that displays such BBA rates; provided that if BBA for any reason ceases (whether permanently or temporarily) to publish interbank offered rates for deposits in Dollars, "LIBOR" shall mean the rate determined pursuant to Section 3.03 (d) (Interest);

"Lien" any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker's lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or

                     Amended and Restated FMO Loan Agreement
                                 any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

"Loans" collectively, the A Loan, the B Loan and the FMO Loan or, as the context requires, the principal amount of the A Loan, the B Loan and the FMO Loan outstanding from time to time;

"Long-term Contract"             any contract between the Borrower and the
                                 Project Company or between the Borrower and/or the Project Company and any third party, in each case with a term that is longer than one year and generating proceeds to the Borrower and/or the Project Company of at least
                                 $1,000,000 annually;

"Material Adverse Effect"

                                 a material adverse effect on:

                                 (i) the Borrower or the Project Company, its assets or properties;

                                 (ii) the Borrower's or the Project Company's business prospects (as reflected in the Project Company's base case projections) or financial condition;

                                 (iii) the implementation of the Project, the
                                       Financial Plan or the carrying on of the Borrower's or the Project Company's business or operations;

                                 (iv)  the ability of the Borrower or the
                                       Project Company to comply with its
                                       obligations under this Agreement or any
                                       other Transaction Document or Project
                                       Document; or

                                 (v)   the Sponsor, if any of the events
                                       specified in clauses (i) through (iv)
                                       above occurs with respect to the Sponsor;

"Mercantile Pledge
Agreements"                      collectively, the Mercantile Pledge Agreement,
                                 dated as of December 5, 2000 by and among the Sponsor, the Project Company, the Borrower and the Senior Lenders; and the Mercantile Pledge
                                 Agreement, dated as of December 5, 2000, by and among the Borrower, the Sponsor and the Senior
                                 Lenders;

                     Amended and Restated FMO Loan Agreement

"Merger" the proposed merger of the Project Company with and into the Borrower, with the Borrower as the surviving entity;

"Merger Deadline Date"           the later of (i) January 1, 2010 and (ii) the
                                 date that is six (6) months after the date of filing of the Project Company's tax return that demonstrates that the Project Company's net operating losses for tax purposes have been fully utilized;

"Merger Effective Date"          the date on which the Merger shall have been
                                 consummated and all of the conditions precedent to the Merger listed in Section 9.01 shall have been fully satisfied or waived;

"Mexico"                         the United Mexican States;

"Note" or "Notes"                the promissory notes referred to in Section
                                 3.16, or any of them;

"Official"                       any officer of a political party or candidate
                                 for political office in Mexico or any officer or employee (i) of the GoM (including any legislative, judicial, executive or administrative department, agency or instrumentality thereof) or (ii) of a public international organization;

"Person" any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

"Potential Event of Default"     any event or circumstance which would, with
                                 notice, lapse of time, the making of a
                                 determination or any combination thereof, become an Event of Default;

"Prohibited Payments"            any offer, gift, payment, promise to pay or
                                 authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Official
                                 (including to or for the use or benefit of any other Person if the Borrower, the Project
                                 Company or the Sponsor knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Official), for the purpose of influencing any act or decision or omission of any Official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Borrower, the Project
                                 Company, the Sponsor, their respective
                                 Affiliates or any other Person;

                     Amended and Restated FMO Loan Agreement
                                 provided that any such offer, gift, payment, promise or authorization of payment shall not be considered a Prohibited Payment if, in FMO's reasonable opinion, it (i) is lawful under applicable written laws and regulations or (ii) is made for the purpose of expediting or securing the performance of a routine governmental action (as such term is construed under applicable law);

"Project"                        the project described in Section 2.01 (The
                                 Project);

"Project Documents"              (i)   the Concession Agreement;

                                 (ii)  the Asset Purchase Agreement;

                                 (iii) the Technical Assistance Agreement;

                                 (iv)  the Security Trust Indenture;

                                 (v)   the Urgent Repairs Agreement;

                                 (vi)  the Credit Line Agreement;

"Put Option Agreement"           the agreement entitled "Put Option Agreement"
                                 dated December 5, 2000, as amended as of the date hereof, between the Sponsor, the Borrower and IFC;

"Railroad Law"                   Mexico's Law Regulating Railroad Services (Ley
                                 Reglamentaria del Servicio Ferroviario) and the applicable rules and regulations thereunder, as amended from time to time;

"Relevant Spread"                three and one-half per cent (3.5%) per annum;
                                 provided, that the "Relevant Spread" shall equal four per cent (4%) per annum for each Interest Period beginning on or after September
                                 15, 2008;

"SCT" the Secretaria de Comunicaciones y Transportes of Mexico;

"SCT Letter"                     a letter from SCT to the effect that the
                                 Project Company shall be entitled to
                                 indemnification pursuant to the applicable provisions of the Railroad Law, including
                                 Section 23 thereof, in the event of a
                                 unilateral modification of the Concession
                                 Agreement;

                     Amended and Restated FMO Loan Agreement

"Security"                       the security created by or pursuant to the
                                 Security Documents to secure all amounts owing by the Borrower to FMO and IFC under the Transaction Documents;

"Security Documents"             the documents providing for the Security
                                 consisting of:

                                 (i)   a first ranking pledge over all the
                                       present and future movable assets of the Project Company and the Borrower;

                                 (ii)  a first ranking mortgage over all the
                                       present and future immovable assets of
                                       each of the Project Company and the
                                       Borrower, if any;

                                 (iii) a first ranking pledge over all the
                                       present and future accounts receivable of each of the Project Company and the Borrower;

                                 (iv)  a first ranking pledge over all of the
                                       Project Company's title to, rights and
                                       interest in the Project Documents other
                                       than the Urgent Repairs Agreement;

                                 (v)   a first ranking pledge over all of the
                                       Project Company's or the Borrower's title to, rights and interest in all Long-term Contracts;

                                 (vi)  a first ranking pledge over all of the
                                       Project Company's and the Borrower's
                                       title to, rights and interest in their
                                       respective present and future bank
                                       accounts;

                                 (vii) a first ranking pledge over the Sponsor's
                                       shares in the Borrower;

                                 (viii)a first ranking pledge over the Sponsor's
                                       and the Borrower's shares in the Project
                                       Company; and

                                 (ix)  nomination of FMO as a loss
                                       payee/beneficiary in respect of the
                                       insurance obtained in connection with the assets subject to the Security Documents and a first ranking pledge over such insurance policies and proceeds;

                                 provided, that for all purposes of the Security Sharing Agreement dated December 5, 2000 between FMO and

                     Amended and Restated FMO Loan Agreement

                                 IFC, the Sponsor Guarantee Agreement shall also be considered a Security Document;

"Security Trust
Indenture"                       the Security Trust Indenture dated August 17,
                                 1999 between the Project Company and the GoM;

"Senior Lenders"                 collectively, IFC and FMO;

"Sponsor"                        Genesee & Wyoming, Inc., a corporation
                                 organized and existing under the laws of the State of Delaware, United States of America;

"Sponsor Guarantee
Agreement"                       the agreement entitled "Sponsor Guarantee
                                 Agreement" dated as of the date hereof between the Sponsor and the Senior Lenders;

"Subscription Agreement"         the agreement entitled "Subscription Agreement"
                                 dated December 5, 2000 between the Borrower and IFC;

"Subsidiary"                     with respect to any Person, any entity:

                                 (i)   over 50% of whose capital is owned,
                                       directly or indirectly, by that Person;

                                 (ii)  for which that Person may nominate or
                                       appoint a majority of the members of the board of directors or such other body performing similar functions; or

                                 (iii) which is otherwise effectively controlled
                                       by that Person;

"Taxes" any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Authority;

"Technical Assistance
Agreement"                       the Assistance Agreement dated June 16, 1999
                                 between the Project Company and the Sponsor, as amended by the Amended and Restated Assistance
                                 Agreement dated December 6, 2000, between the
                                 Project Company and the Sponsor;

"Transaction Documents"          (i)    this Agreement;

                     Amended and Restated FMO Loan Agreement

                                 (ii)   the IFC Loan Agreement;

                                 (iii)  the Financial Support Agreement;

                                 (iv)   the Security Documents;

                                 (v)    the Subscription Agreement;

                                 (vi)   the Put Option Agreement;

                                 (vii)  the Sponsor Guarantee Agreement;

                                 (viii) the IFC Guarantee;

                                 (ix)   the FMO Guarantee;

                                 (x) the Concession Termination Compensation Assignment Notice; and

                                 (xi)   the Notes;

"Urgent Repairs
Agreement"                       the Set Price and Fixed Term Construction
                                 Agreement dated February 18, 2000 between the
                                 Project Company and ITISA; and

"World Bank"                     the International Bank for Reconstruction and
                                 Development, an international organization established by Articles of Agreement among its member countries.

      Section 1.02. Financial Definitions. (a) Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings opposite them:

"Consolidated" or
"Consolidated Basis"             (with respect to any financial statements to be
                                 provided, or any financial calculation
                                 (including financial ratios) to be made, under or for the purposes of this Agreement and any other Transaction Document) the method referred to in Section 1.03 (d) (Financial
                                 Calculations);

"Current Assets"                 the aggregate of the Person's cash, marketable
                                 securities, trade and other receivables
                                 realizable within one year, prepaid expenses which are to be charged to income within one year and inventories, but excluding funds temporarily

                     Amended and Restated FMO Loan Agreement
                                 on hand pending application to property and equipment included in the Project;

"Current Liabilities"            the aggregate of all liabilities of the Person
                                 falling due on demand or within one year
                                 (including the portion of Long-term Debt falling due within one year), but excluding liabilities for property, plant and equipment to the extent that the amount of funds therefrom are excluded from the calculation of Current Assets;

"Current Ratio"                  the result obtained by dividing Current Assets
                                 by Current Liabilities;

"Debt" the aggregate of all obligations (whether actual or contingent) of the Person to pay or repay money including, without limitation:

                                 (i)   all Indebtedness for Borrowed Money;

                                 (ii) the aggregate amount then outstanding of all liabilities of any party to the extent the Person guarantees them or otherwise directly or indirectly obligates itself to pay them;

                                 (iii) all liabilities of the Person (actual or
                                       contingent) under any conditional sale or a transfer with recourse or obligation to repurchase, including, without limitation, by way of discount or factoring of book debts or receivables; and

                                 (iv) all liabilities of the Person (actual or contingent) under its Charter, any resolution of its shareholders, or any agreement or other document binding on the Person to redeem any of its shares;

"Debt Service
Coverage Ratio"                  the ratio obtained by dividing:

                                 (i) the aggregate, for the four (4) financial quarter period most recently ended prior to the relevant date of calculation for which audited Consolidated financial statements of the Person are available, of (A) net income after deduction of taxes payable on that net income (whether or not actually paid), (B) Non-Cash Items and (C) the amount of all payments that were due during such four (4) financial quarter

                     Amended and Restated FMO Loan Agreement
                                       period (whether or not actually paid) on account of interest and other charges on Debt; less amounts actually paid during such period in respect of any capital expenditure, other than capital expenditures required for carrying out the Project as described in Section 2.02(a) or essential to the Project Company's business and operations;

                                       by

                                 (ii)  the aggregate of (A) all scheduled
                                       payments that fall due during the four
                                       (4) financial quarter period beginning
                                       with the financial quarter in which the
                                       relevant date of calculation falls
                                       (whether or not actually paid) on account of principal of Long-term Debt, and interest and other charges on Debt and
                                       (B) without double counting with respect to any payment already counted in the preceding sub-paragraph (A), any payment made or required to be made to any debt service account during such four (4) quarter period under the terms of any agreement providing for the Debt;

"EBITDA" the earnings of the Person before interest, taxes, depreciation and amortization, extraordinary increases or losses, gain or loss on discontinued operations, and currency gains or losses;

"Free Cash Flow"                 in respect of any financial year of any Person
                                 and as reflected in such Person's financial statements for such financial year:

                                 (i) the sum of such Person's (A) net income plus (B) Non-Cash Items (excluding accrued but unpaid interest on the FMO Loan and the IFC Loan);

                                 minus

                                 (ii) the sum of (A) capital expenditures made by such Person plus (B) repayments on the principal component of Debt made by such Person;

"Indebtedness for
Borrowed Money"                  all obligations of the Person to repay money
                                 including, without limitation, with respect to:

                     Amended and Restated FMO Loan Agreement

                                 (i)   borrowed money;

                                 (ii) the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by the Person;

                                 (iii) any credit to the Person from a supplier
                                       of goods or services under any
                                       installment purchase or other similar
                                       arrangement with respect to goods or
                                       services (except trade accounts that are payable in the ordinary course of business and included in Current Liabilities);

                                 (iv) non-contingent obligations of the Person to reimburse any other Person with respect to amounts paid by that Person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the benefit of the Person with respect to trade accounts that are payable in the ordinary course of business and included in Current Liabilities);

                                 (v)   amounts raised under any other
                                       transaction having the financial effect
                                       of a borrowing and which would be
                                       classified as a borrowing (and not as an off-balance sheet financing) under the Accounting Principles including, without limitation, under leases or similar arrangements entered into primarily as a means of financing the acquisition of the asset leased;

                                 (vi)  the amount of the Person's obligations
                                       pursuant to Derivative Transactions which consist of swap, collar and cap agreements entered into in connection with other Debt of the Person, provided that for the avoidance of double counting and for so long as any such swap, collar or cap agreement is in effect, that Debt will be included in Indebtedness for Borrowed Money pursuant to the terms of the relevant Derivative Transaction and not the terms of the agreement providing for that Debt when it was incurred; and

                                 (vii) any premium payable on a mandatory
                                       redemption or replacement of any of the
                                       foregoing obligations;

                     Amended and Restated FMO Loan Agreement

"Long-term Debt"                 that part of the Debt the final maturity of
                                 which, by its terms or the terms of any
                                 agreement relating to it, falls due more than one year after the date of its incurrence;

"Long-term Debt to
Tangible Net Worth Ratio"        the result obtained by dividing Long-term Debt
                                 by Tangible Net Worth;

"Non-Cash Items"                 for any period, the net aggregate amount (which
                                 may be a positive or negative number) of all non-cash expenses and non-cash credits which have been subtracted or, as the case may be, added in calculating net income during that period, including, without limitation, depreciation, amortization, deferred taxes, provisions for severance pay of staff and workers, and credits resulting from revaluation of the assets' book value;

"Short-term Debt"                all Debt other than Long-term Debt.

"Tangible Net Worth"             on any date means (i) the sum of the Person's
                                 total assets, minus (ii) the sum of:

                                 (A)   the Person's total liabilities, plus

                                 (B)   (to the extent not already included in
                                       the Person's total liabilities) an amount equal to the sum of the maximum liability of the Person under any guarantee or other obligation for the financial or other obligation of any third party, the amount of any taxes and any other commitments which, in each case in accordance with the Accounting Principles, should be recorded in the notes of the financial statements as a liability, plus

                                 (C)   intangible assets of the Person (for
                                       purposes of this Agreement, the
                                       Concession Agreement (having a value of
                                       $7.5 million) shall be considered a
                                       tangible asset), plus

                     Amended and Restated FMO Loan Agreement

                                 (D)   (to the extent not already included in
                                       the Person's total liabilities) any
                                       obligations of the Person under any
                                       capital lease (including any lease which should be capitalized in accordance with the Accounting Principles and any other lease which is in substance a financial lease).

      Section 1.03. Financial Calculations. (a) All financial calculations to be made under, or for the purposes of, this Agreement and any other Transaction Document shall be determined in accordance with the Accounting Principles and, except as otherwise required to conform to any provisions of this Agreement, shall be calculated from the then most recently issued Consolidated quarterly financial statements which the Borrower is obligated to furnish to FMO under
Section 6.04 (a) (Reporting Requirements). Except as otherwise is indicated, all financial calculations with respect to the definitions in Section 1.02 shall be done on a Consolidated Basis.

      (b) Where quarterly financial statements are used for the purpose of making certain financial calculations and those statements are with respect to the last quarter of a Financial Year then, at FMO's option, those calculations may instead be made from the Consolidated audited financial statements for the relevant Financial Year.

      (c) For purposes of the payment of dividends, the payment of subordinated debt and the payment of technical assistance fees under the Technical Assistance Agreement, if any material adverse change in the financial condition of the Borrower has occurred after the end of the period covered by the financial statements used to make the relevant financial calculations, that material adverse change shall also be taken into account in calculating the relevant figures.

      (d) If a financial calculation is to be made under or for the purposes of this Agreement or any other Transaction Document on a Consolidated Basis, that calculation shall be made by reference to the sum of all amounts of similar nature reported in the relevant financial statements of each of the entities whose accounts are to be consolidated with the accounts of the Borrower plus or minus the consolidation adjustments customarily applied to avoid double counting of transactions among any of those entities, including the Borrower.

      Section 1.04. Interpretation. In this Agreement, unless the context otherwise requires:

      (a) headings are for convenience only and do not affect the interpretation of this Agreement;

      (b) words importing the singular include the plural and vice versa;

      (c) a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

                     Amended and Restated FMO Loan Agreement

      (d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

      (e) a reference to a party to any document includes that party's successors and permitted assigns.

      Section 1.05. Business Day Adjustment When the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on or by the next succeeding Business Day. Interest, fees and charges (if any) shall continue to accrue for the period from the due date that is not a Business Day to that next succeeding Business Day.

                                   ARTICLE II

                  THE PROJECT, PROJECT COST AND FINANCIAL PLAN

      Section 2.01. The Project. The project to be financed consists of the rehabilitation, modernization, and operation of the Chiapas and Mayab lines by the Project Company pursuant to the Concession Agreement in the States of Oaxaca and Chiapas (for the Chiapas line) and Campeche, Yucatan, Veracruz and Tabasco (for the Mayab line), including repayment of all amounts outstanding under a certain loan from Fleet National Bank, N.A., as further described in the Letter of Information.

      Section 2.02. Project Cost and Financial Plan.(1) (a) The total estimated cost of the Project is the equivalent of $49,150,000, as follows:

                        $ million
                        equivalent    %
                        ----------   ----
Concession investment       7.5      15.0
Rolling Stock              12.3      25.0
Urgent repair works         9.7      20.0
Intermodal                  1.4       3.0
Track rehabilitation        4.9      10.0
Locomotive repair           1.7       3.5
Locomotive purchase         2.2       4.5
Other                       1.0       2.0
                           ----      ----
         SUB-TOTAL         40.7      83.0
                           ====      ====

---------------------
(1) For purposes of this Section, an exchange rate of 9.4 Mexican Pesos = $1 has been assumed.

                     Amended and Restated FMO Loan Agreement

Contingency                 1.0        2.0
Pre-opening expenses       1.35        3.0
Working capital             6.1       12.0
         SUB-TOTAL         8.45       17.0
                          -----      -----
TOTAL PROJECT COST        49.15      100.0
                          =====      =====

(b)   The proposed sources of financing for the Project are as follows:

                                 $ million
                                equivalent      %
                                ----------     ----
Equity
Sponsor                            13.10       26.7
IFC                                 1.90        3.9
                                   -----       ----
         TOTAL EQUITY              15.00       30.5
                                   -----       ----
Long-term Debt
IFC "A" Loan                       10.50       21.4
FMO Loan                            7.00       14.2
IFC "B" Loan                       10.00       20.4
                                   -----       ----
         TOTAL LONG-TERM DEBT      27.50       56.0
                                   -----       ----
Cash generation                     6.65       13.5

TOTAL FINANCING                    49.15        100
                                   =====       ====

                                   ARTICLE III

                                  THE FMO LOAN

      Section 3.01. The FMO Loan. Subject to the provisions of this Agreement, FMO agrees to lend to the Borrower, and the Borrower agrees to borrow from FMO, the FMO Loan in the aggregate amount of seven million US Dollars ($7,000,000).

      Section 3.02. [reserved].

                     Amended and Restated FMO Loan Agreement

      Section 3.03. Interest. Subject to the provisions of Section 3.05 (Default Rate Interest), the Borrower shall pay interest on the FMO Loan in accordance with this Section 3.03:

      (a) During each Interest Period, the FMO Loan (or, with respect to the first Interest Period for the FMO Disbursement, the amount of the Disbursement) shall bear interest at the applicable FMO Interest Rate for that Interest Period.

      (b) Interest on the FMO Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided that if the FMO Disbursement is made less than fifteen (15) days before an Interest Payment Date, interest on the FMO Disbursement shall be payable commencing on the second Interest Payment Date following the date of the FMO Disbursement.

      (c) Subject to Section 3.04 (Change in Interest Period), the FMO Interest Rate for any Interest Period shall be the rate which is the sum of:

            (i)   the Relevant Spread; and

            (ii) LIBOR on the Interest Determination Date for that Interest Period for six (6) months (or, in the case of the first Interest Period for any Disbursement, for one (1) month, two
                  (2) months, three (3) months or six (6) months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

      (d) If, for any Interest Period, FMO cannot determine LIBOR by reference to the Telerate Service or any other service that displays BBA rates, FMO shall notify the Borrower and shall instead determine LIBOR:

            (i) on the second Business Day before the beginning of the relevant Interest Period by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered rates advised to FMO on or around 11:00 a.m., London time, for deposits in Dollars and otherwise in accordance with
                  Section 3.03 (c) (ii), by any four (4) major banks active in Dollars in the London interbank market, selected by FMO; provided that if less than four quotations are received, FMO may rely on the quotations so received if not less than two
                  (2); or

            (ii) if less than two (2) quotations are received from the banks in London in accordance with subsection (i) above, on the first day of the relevant Interest Period, by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered

                     Amended and Restated FMO Loan Agreement
                  rates advised to FMO on or around 11:00 a.m., New York time, for loans in Dollars and otherwise in accordance with Section
                  3.03 (c) (ii), by a major bank or banks in New York, New York selected by FMO.

      (e) On each Interest Determination Date for any Interest Period, FMO shall determine the FMO Interest Rate applicable to that Interest Period and promptly notify the Borrower of that rate.

      (f) The determination by FMO, from time to time, of the FMO Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to FMO's satisfaction that the determination involves manifest error).

      Section 3.04. Change in Interest Period. Without prejudice to the provisions of Section 3.05 (Default Rate Interest), if at any time the Borrower fails to pay any amount of principal of, or interest on, the FMO Loan when due (whether at stated maturity or upon acceleration), and any part of that amount remains unpaid on the third Business Day immediately preceding any Interest Payment Date falling after that amount became due, then:

      (a) FMO may elect that the duration of the Interest Period commencing on that Interest Payment Date and, subject to Section 3.04 (c), any subsequent Interest Period shall be either three (3) months or one (1) month and shall notify the Borrower of that election in the notice referred to in Section 3.03
(e) (Interest);

      (b) the FMO Interest Rate applicable to any Interest Period which is three (3) months or one (1) month shall be determined in accordance with Section
3.03 (Interest) in all respects, except that any reference in Section 3.03 (c)
(ii) to six (6) months shall be deemed to be a reference to three (3) months or, as the case may be, one (1) month; and

      (c) unless an Event of Default or Potential Event of Default has occurred and is continuing, FMO shall reinstate Interest Periods of six (6) months as of the first Interest Payment Date which is March 15 or September 15 falling at least three (3) Business Days after the payment default is remedied in full and shall inform the Borrower of that reinstatement in the notice referred to in Section 3.03 (e) (Interest).

      Section 3.05. Default Rate Interest. (a) Without limiting the remedies available to FMO under this Agreement or otherwise (and to the maximum extent permitted by applicable law), if the Borrower fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment provided for in Section 3.08 (Fees) when due as specified in this Agreement (whether at stated maturity or upon acceleration), the Borrower shall pay interest on the amount of that payment due and unpaid at the default rate which shall be the sum of two per cent (2%) per annum and the FMO Interest Rate in effect from time to time;

                     Amended and Restated FMO Loan Agreement

      (b) Interest at the rate referred to in Section 3.05 (a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and shall be payable on demand or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.

      Section 3.06. Repayment. (a) The Borrower shall repay the FMO Loan on the following dates and in the following amounts:

        Date Payment Due               Principal Amount Due
       ------------------              --------------------
 1.    March 15, 2005                     $      322,700
 2.    September 15, 2005                 $      322,700
 3.    March 15, 2006                     $      322,700
 4.    September 15, 2006                 $      322,700
 5.    March 15, 2007                     $      322,700
 6.    September 15, 2007                 $      322,700
 7.    March 15, 2008                     $      322,700
 8.    September 15, 2008                 $      322,700
 9.    March 15, 2009                     $      322,700
 10.   September 15, 2009                 $      322,700
 11.   March 15, 2010                     $      322,700
 12.   September 15, 2010                 $      322,700
 13.   March 15, 2011                     $      322,700
 14.   September 15, 2011                 $   322,790.91
                                          --------------
                   TOTAL                  $ 4,517,890.91

      Section 3.07. Prepayment. Subject to Section 3.14 (Taxes) and Section 6.05
(c):

      (a) the Borrower may prepay on any Interest Payment Date all or any part of the FMO Loan, on not less than thirty (30) days' prior notice to FMO, but only if:

            (i) the Borrower simultaneously pays all accrued interest and Increased Costs (if any) on the amount of the FMO Loan to be prepaid, together with all other amounts then due and payable under this Agreement, including the amount payable under
                  Section 3.12 (Unwinding Costs), if the prepayment is not made on an Interest Payment Date;

            (ii) the Borrower simultaneously prepays a pro rata portion of the IFC Loan;

            (iii) [reserved]; and

                     Amended and Restated FMO Loan Agreement

            (iv) if requested by FMO, the Borrower delivers to FMO, prior to the date of prepayment, evidence satisfactory to FMO that all necessary Authorizations with respect to the prepayment of the IFC Loan and FMO Loan have been obtained.

      (b) Not later than the first Interest Payment Date following the Borrower's delivery of annual financial statements (as required under Section
6.04 (Reporting Requirements)) after the end of each Financial Year of the Borrower ending on or after December 31, 2005, the Borrower shall make mandatory prepayments of the FMO Loan and the IFC Loan in an aggregate amount equal to the Borrower's Consolidated Free Cash Flow for such Financial Year minus one million Dollars ($1,000,000). Such aggregate amount shall be allocated between the FMO Loan and the IFC Loan in proportion to the respective principal amounts outstanding of each Loan. At least ten (10) Business Days prior to any prepayment required under this Section 3.07(b), the Borrower shall deliver a notice to FMO, certified by its Chief Financial Officer, specifying the amount of the prepayment required under this Section 3.07(b). Other than Section 3.07(a)(ii), the terms of this Section 3.07 shall apply to any prepayment made under this Section 3.07(b).

      (c) Amounts of principal prepaid under this Section shall be applied by FMO to the outstanding installments of principal of the FMO Loan in inverse order of maturity.

      (d)   Upon delivery of a notice in accordance with Section 3.07 (a) or
(b), the Borrower shall make the prepayment in accordance with the terms of that notice.

      (e) Any principal amount of the FMO Loan prepaid under this Agreement may not be re-borrowed.

      Section 3.08. Fees. (a) The Borrower shall pay to FMO a commitment fee at the rate of one-half of one per cent ( 1/2%) per annum on that part of the FMO Loan which from time to time has not been disbursed or cancelled. The commitment fee shall:

            (i)   begin to accrue on the date of this Agreement;

            (ii) be pro rated on the basis of a 360-day year for the actual number of days elapsed; and

            (iii) be payable semi-annually, in arrears, on the Interest Payment
                  Dates in each year, the first such payment to be due on 15 March 2001.

      (b)   The Borrower shall also pay to FMO:

            (i) a front-end fee on the FMO Loan of seventy thousand Dollars ($70,000), to be paid upon the earlier of (x) the date which is thirty (30) days after the date of this Agreement and (y) the date immediately preceding the date of the FMO Disbursement;

                     Amended and Restated FMO Loan Agreement

            (ii) an appraisal fee of fifty thousand Dollars ($50,000), this fee has been received already by FMO;

            (iii) an annual monitoring fee of ten thousand Dollars ($10,000) to be paid each year on March 15, the first such payment to be due on March 15, 2001; and

            (iv) such other fees as agreed to by FMO and the Borrower in connection with the amendment and restatement of the Original FMO Loan Agreement and the other transactions contemplated hereby, to be paid prior to the effectiveness of this Agreement.

      Section 3.09. Currency and Place of Payments. (a) The Borrower shall make all payments of principal, interest, fees, and any other amount due to FMO under this Agreement in Dollars, in same day funds, to the account of FMO, account number 456.060.893.941, at ABN AMRO Bank N.V., New York Branch, 335 Madison Avenue, New York, NY 10017, S.W.I.F.T. code: ABNAUS33, ABA number 026009580, reference number MX A0.002, or at such other account in New York as FMO from time to time designates. Payments must be received in FMO's designated account no later than 1:00 p.m. New York time.

      (b) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Dollars shall not novate, discharge or satisfy the obligation of the Borrower to pay in Dollars all amounts payable under this Agreement except to the extent that (and as of the date when) FMO actually receives funds in Dollars in the account pursuant to Section 3.09 (a).

      (c) The Borrower shall indemnify FMO against any losses resulting from a payment being received or an order or judgment being given under this Agreement in any currency other than Dollars or in any place other than the account specified pursuant to Section 3.09 (a). The Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable FMO to receive, after conversion to Dollars at a market rate and transfer to that account, the full amount due to FMO under this Agreement in Dollars and in the account pursuant to Section 3.09 (a).

      (d)   Notwithstanding the provisions of Section 3.09 (a) and Section 3.09
(b), FMO may require the Borrower to pay (or reimburse FMO) for any Taxes, fees, costs, expenses and other amounts payable under Section 3.14 (a) (Taxes) and
Section 3.15 (Expenses) in the currency in which they are payable, if other than Dollars.

      Section 3.10. Allocation of Partial Payments. If at any time FMO receives less than the full amount then due and payable to it under this Agreement, FMO may allocate and apply the amount received in any way or manner and for such purpose or purposes under this Agreement as FMO in its sole discretion determines, notwithstanding any instruction that the Borrower may give to the contrary.

                     Amended and Restated FMO Loan Agreement

      Section 3.11. Increased Costs. On each Interest Payment Date, the Borrower shall pay, in addition to interest, the amount which FMO from time to time notifies to the Borrower in an Increased Costs Certificate as being the aggregate Increased Costs of FMO accrued and unpaid prior to that Interest Payment Date.

      Section 3.12. Unwinding Costs. (a) If FMO incurs any cost, expense or loss as a result of the Borrower

            (i) failing to borrow in accordance with a request for Disbursement made pursuant to Section 3.02 (Disbursement Procedure), or to prepay in accordance with a notice of prepayment; or

            (ii) prepaying all or any portion of the FMO Loan on a date other than an Interest Payment Date;

then the Borrower shall immediately pay to FMO the amount which FMO from time to time notifies to the Borrower as being the amount of those costs, expenses and losses incurred.

      (b) For the purposes of this Section, "costs, expenses or losses" include any premium, penalty or expense incurred to liquidate or obtain third party deposits or borrowings in order to make, maintain or fund all or any part of the FMO Loan.

      Section 3.13. [reserved].

      Section 3.14. Taxes. (a) The Borrower shall pay or cause to be paid all Taxes, other than taxes, if any, payable on the overall income of FMO, on or in connection with the payment of any and all amounts due under this Agreement that are now or in the future levied or imposed by any Authority of Mexico or any jurisdiction through or out of which a payment is made.

      (b) All payments of principal, interest, fees and other amounts due under this Agreement shall be made without deduction for or on account of any Taxes.

      (c) If the Borrower is prevented by operation of law or otherwise from making or causing to be made those payments without deduction, the principal or (as the case may be) interest, fees or other amounts due under this Agreement shall be increased to such amount as may be necessary so that FMO receives the full amount it would have received (taking into account any Taxes payable on amounts payable by the Borrower under this subsection) had those payments been made without that deduction.

      (d) If Section 3.14 (c) applies and FMO so requests, the Borrower shall deliver to FMO official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of that request.

                     Amended and Restated FMO Loan Agreement

      Section 3.15. Expenses. (a) The Borrower shall pay or, as the case may be, reimburse FMO or its assignees any amount paid by them on account of, all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents and any other documents related to this Agreement or any other Transaction Document.

      (b)   The Borrower shall pay to FMO or as FMO may direct:

            (i) the fees and expenses of FMO's counsel in Mexico and New York incurred in connection with:

                  (A) the preparation of the investment by FMO provided for under this Agreement and any other Transaction Document;

                  (B) the preparation and/or review, execution and, where appropriate, translation and registration of the Transaction Documents and any other documents related to them;

                  (C) the giving of any legal opinions required by FMO under this Agreement and any other Transaction Document;

                  (D) the administration by FMO of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or waiver under, any of the Transaction Documents;

                  (E) the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the FMO Loan and its disbursement;

                  (F) the occurrence of any Event of Default or Potential Event of Default; and

                  (G) for the avoidance of doubt, the preparation of the amendment and restatement of the Original FMO Loan Agreement contemplated by this Agreement, the preparation of the other Transaction Documents listed in
                        Section 5.01(a) (Conditions of Effectiveness) and the giving of any legal opinions in connection herewith and therewith; and

            (ii) the costs and expenses incurred by FMO in relation to efforts to enforce or protect its rights under any Transaction Document, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of

                     Amended and Restated FMO Loan Agreement

                        Default, including legal and other professional consultants' fees as well as reasonable traveling and hotel expenses.

      Section 3.16. Notes. (a) The Borrower shall issue non-negotiable Notes to FMO in the form of Schedule 11 and otherwise in form and substance satisfactory to FMO in connection with and at the time of the FMO Disbursement.

      (b) The issuance of Notes pursuant to this Agreement shall not entail a novation with respect to this Agreement or the FMO Loan. Notwithstanding the foregoing, payment of the principal of any Note shall pro tanto discharge the obligation of the Borrower to repay the portion of the FMO Loan to which such Note relates; and the payment of interest on the Note shall pro tanto discharge the obligation of the Borrower to pay interest on that portion of the FMO Loan to which such Note relates.

      (c) The Borrower represents that, after the delivery thereof, each Note shall constitute in Mexico a valid binding and enforceable obligation of the Borrower in accordance with its terms and, if FMO so requests, the Borrower shall furnish FMO evidence satisfactory to FMO that all formalities required for that purpose have been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.01. Representations and Warranties. Each of the Borrower and the Project Company represents and warrants that the following are true and correct in all material respects:

      (a) each of the Borrower and the Project Company is a company duly incorporated and validly existing under the laws of Mexico and has the corporate power to own its assets, conduct its business as presently conducted and to enter into, and comply with its obligations under, the Transaction Documents to which it is a party or will, in the case of any Transaction Document not executed as at the date of this Agreement, when that Transaction Document is executed, have the corporate power to enter into, and comply with its obligations under, that Transaction Document;

      (b) each Transaction Document to which the Borrower or the Project Company is a party has been, or will be, duly authorized and executed by the Borrower or the Project Company, as the case may be, and constitutes, or will when executed constitute, a valid and legally binding obligation of the Borrower or the Project Company or both, as applicable;

      (c) neither the making of any Transaction Document or Project Document to which either of the Borrower or the Project Company is a party nor the compliance with

                     Amended and Restated FMO Loan Agreement
its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which the Borrower or the Project Company is a party or by which it is bound, or violate any of the terms or provisions of the Borrower's or the Project Company's Charter or any Authorization, judgment, decree or order or any statute, rule or regulation applicable to the Borrower or the Project Company;

      (d) to the best of their knowledge, after due inquiry, all Authorizations (other than Authorizations that are of a routine nature and are obtained in the ordinary course of business) needed by either of the Borrower or the Project Company to conduct its business, carry out the Project and execute, and comply with its obligations under, this Agreement and each of the other Transaction Documents to which it or the Project Company is a party have been obtained and are in full force and effect;

      (e) neither the Borrower's Charter nor the Project Company's Charter has been amended since December 7, 2000 and October 5, 1999, respectively;

      (f) neither the Borrower nor the Project Company nor any of their respective properties enjoys any right of immunity from set-off, suit or execution with respect to its assets or its obligations under any Transaction Document to which the Borrower or the Project Company is a party;

      (g)   [reserved];

      (h)   since September 30, 2004 neither the Borrower nor the Project
Company:

            (i) has suffered any change that has a Material Adverse Effect or incurred any substantial loss or liability;

            (ii) has undertaken or agreed to undertake any substantial obligation other than pursuant to the Transaction Documents;

      (i) the Consolidated financial statements of the Borrower for the period ending on September 30, 2004:

            (i) have been prepared in accordance with the Accounting Principles, and present fairly the financial condition of the Borrower as of the date as of which they were prepared and the results of the Borrower's operations during the period then ended;

            (ii) disclose all liabilities (contingent or otherwise) of the Borrower, and the reserves, if any, for such liabilities and all unrealized or anticipated liabilities and losses arising from commitments entered into by the Borrower (whether or not such commitments have been disclosed in such financial statements);

                     Amended and Restated FMO Loan Agreement

      (j) neither the Borrower nor the Project Company is a party to, or committed to enter into, any contract which would or might affect the judgment of a prospective investor;

      (k) neither the Borrower nor the Project Company has outstanding Liens on any of its assets other than Liens arising by operation of law, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Borrower or the Project Company of any Lien, except for the Security and the GoM Lien;

      (l) all tax returns and reports of each of the Borrower and the Project Company required by law to be filed have been duly filed and all Taxes, obligations, fees and other governmental charges upon the Borrower or the Project Company, or their respective properties, or their respective income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest, and those being contested in good faith by appropriate proceedings so long as:

            (A) those proceedings do not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein, nor interfere in any material respect with the use or disposition thereof or the implementation of the Project or the carrying on of the business of the Borrower or the Project Company; and

            (B) each of the Borrower and the Project Company has set aside adequate reserves sufficient to promptly pay in full any amounts that it may be ordered to pay on final determination of any such proceedings;

      (m) neither the Borrower nor the Project Company is engaged in nor, to the best of its knowledge, threatened by, any litigation, arbitration or administrative proceedings, the outcome of which could reasonably be expected to have a Material Adverse Effect;

      (n) to the best of its knowledge and belief, after due inquiry, neither the Borrower nor the Project Company is in violation of any statute or regulation of any Authority;

      (o) no judgment or order has been issued which has or may reasonably be expected to have a Material Adverse Effect;

      (p)   except as identified in the Environmental Assessment Report:

            (i) to the best of its knowledge and belief, after due inquiry, neither the Borrower nor the Project Company is in violation of any of the

                     Amended and Restated FMO Loan Agreement

                  Environmental, Health and Safety Guidelines or of the Environmental and Social Policies; and

            (ii) neither the Borrower nor the Project Company has received or is aware of any complaint, order, directive, claim, citation or notice from any Authority with respect to any matter of the Borrower's or the Project Company's compliance with the relevant environmental, health and safety laws and regulations in effect in Mexico such as, without limitation, air emissions, discharges to surface water or ground water, noise emissions, solid or liquid waste disposal, or the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes;

      (q) none of the Borrower, the Project Company, the Sponsor or any Affiliate, nor any Person acting on the Borrower's, the Project Company's, the Sponsor's or any Affiliate's behalf, has made, with respect to the Project or any transaction contemplated by this Agreement, any Prohibited Payment;

      (r) neither the Borrower nor the Project Company has entered into any agreement to amend or otherwise modify the terms of the Concession Agreement; and

      (s) none of the representations and warranties in this Section 4.01 omits any matter the omission of which makes any of such representations and warranties misleading.

      Section 4.02. FMO Reliance. Each of the Borrower and the Project Company acknowledges that it makes the representations and warranties in Section 4.01 with the intention of inducing FMO to enter into this Agreement and that FMO enters into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

                                    ARTICLE V

                           CONDITIONS OF EFFECTIVENESS

          Section 5.01. Conditions of Effectiveness. The amendment and restatement of the Original FMO Loan Agreement set forth in this Agreement shall become effective only upon the fulfillment of the following conditions (and prior to the fulfillment thereof, the Original FMO Loan Agreement as in existence prior to the amendment and restatement contemplated hereby shall remain in full force and effect):

      (a) the following agreements, each in form and substance satisfactory to FMO, have been entered into by all parties to them and have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms (except for this Agreement or any one of such documents having become unconditional

                     Amended and Restated FMO Loan Agreement
and fully effective, if that is a condition of any of such documents, it being the intention of the parties that all of such documents shall become effective simultaneously), and FMO has received a copy of each of those agreements to which it is not a party:

            (i)   the Financial Support Agreement;

            (ii)  the IFC Loan Agreement; and

            (iii) the Sponsor Guarantee Agreement;

      (b) FMO has received from the Borrower a prepayment of the FMO Loan in the amount of one hundred forty-six thousand one hundred nine and 9/100th Dollars ($146,109.09);

      (c) FMO has received a legal opinion from the Borrower's counsel in Mexico, in form and substance satisfactory to FMO, with regard to Mexican tax law as it relates to (i) the Merger and (ii) the railroad diesel tax credit;

      (d) FMO has received a legal opinion from its special counsel in New York, New York, in form and substance satisfactory to FMO, with regard to the New York law aspects of this Agreement and the other Transaction Documents referred to in subsection (a) above;

      (e) FMO has received a legal opinion from the Borrower's counsel in Mexico, in form and substance satisfactory to FMO, with regard to the due organization, power and authority of the Borrower and the Project Company to enter into this Agreement and the other Transaction Documents referred to in subsection (a) above to which it is a party and covering such other matters relating to the transactions contemplated hereby and thereby as FMO may reasonably request;

      (f) FMO has received a legal opinion from the Sponsor's general counsel, in form and substance satisfactory to FMO, with regard to the Sponsor's due organization, power and authority to enter into the Financial Support Agreement and the Sponsor Guarantee Agreement and covering such other matters relating to the transactions contemplated hereby and thereby as FMO may reasonably request;

      (g) FMO has received the reimbursement of all invoiced fees and expenses of FMO's counsel incurred in connection with the execution of this Agreement and the transactions contemplated hereby (as provided in Section
3.15(b)(i)(G)(Expenses)), or confirmation that those fees and expenses have been paid directly to that counsel;

      (h) each Existing Deficiency Loan Agreement has been amended to provide for repayment of the relevant deficiency loan on the later of (i) the repayment in full of both the FMO Loan and the IFC Loan and (ii) (in equal installments) on March 15, 2013 and September 15, 2013;

                     Amended and Restated FMO Loan Agreement

      (i) the Borrower and the Project Company have certified to FMO, in the form of Schedule 2, that the representations and warranties made in Article IV hereof are true and correct in all material respects as of the date upon which all of the foregoing conditions have been satisfied; and

      (j) FMO has received any fees under Section 3.08(b)(iv) (Fees) required to be paid in connection with the execution of this Agreement and the transactions contemplated hereby.

      Section 5.02. FMO Notice; Amendment and Restatement; Conditions for FMO's Benefit. (a) Upon the fulfillment of the conditions listed in Section 5.01, FMO shall send notice to the Borrower, the Project Company, the Sponsor and IFC, in the form of Schedule 3, stating that this Agreement has become effective.

      (b) The Borrower, the Project Company and FMO have agreed to remove the conditions to disbursement that had been included in Article V of the Original FMO Loan Agreement prior to the amendment and restatement contemplated by this Agreement. For the avoidance of doubt, such removal is without prejudice to any claims that FMO may have under Section 7.02(f).

      (c) The conditions in Section 5.01 are for the benefit of FMO and may be waived only by FMO at its sole discretion.

                                   ARTICLE VI

                              PARTICULAR COVENANTS

      Section 6.01. Affirmative Covenants. Unless FMO otherwise agrees, the Borrower shall, and shall cause the Project Company to, and the Project Company shall:

      (a) carry out the Project and cause the Project to be carried out, and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial and business practices;

      (b) cause the financing specified in the Financial Plan to be applied exclusively to the Project;

      (c) promptly install and maintain an accounting and control system, management information system and books of account and other records, which together adequately reflect truly and fairly the financial condition of each of the Borrower and the Project Company and the results of each of the Borrower's and the Project Company's operations in conformity with the Accounting Principles;

      (d) maintain the Auditors, or appoint and maintain, or cause to be appointed and maintained at all times a firm of internationally recognized independent public

                     Amended and Restated FMO Loan Agreement
accountants acceptable to FMO as auditors of each of the Borrower and the Project Company;

      (e) irrevocably authorize, in the form of Schedule 6, the Auditors (whose fees and expenses shall be for the account of the Borrower) to communicate directly with FMO at any time regarding the Borrower's Consolidated accounts and operations, and provide to FMO a copy of that authorization, and, no later than thirty (30) days after any change in Auditors, issue a similar authorization to the new Auditors and provide a copy thereof to FMO;

      (f) upon FMO's request, such request to be made with reasonable prior notice to the Borrower, except if an Event of Default or Potential Event of Default has occurred and is continuing or if special circumstances so require, permit representatives of FMO, during normal office hours, to:

            (i) visit the Project site and any of the premises where the business of the Borrower or the Project Company is conducted;

            (ii) inspect all facilities, plant and equipment comprised in the Project;

            (iii) have access to the Borrower's or the Project Company's books of account and records; and

            (iv) have access to those employees and agents of the Borrower or the Project Company who have or may have knowledge of matters with respect to which FMO seeks information;

      (g)   (i)   design, construct, operate, maintain and monitor all of its equipment and facilities:

                  (A) in accordance with the Environmental and Social Policies and the Environmental, Health and Safety Guidelines; and

                  (B) in compliance with the CAP, as well as applicable environmental occupational health and safety requirements, and any child labor and forced labor laws, rules and regulations (including any international treaty obligations, if any) of the GoM and the local authorities; and

            (ii) not to effect any relocation of businesses and people residing on the right-of-way granted to the Project Company under the Concession Agreement without prior notification to FMO;

      (h) no later than thirty (30) days after the date of this Agreement but in any event prior to the date of the FMO Disbursement:

                     Amended and Restated FMO Loan Agreement

            (i) provide FMO with all information necessary to enable FMO to update the document dated February 8, 2000, (specify reference number) entitled Environmental Review Summary ("ERS") by incorporating any modification or addition to that document relating to the Project; and

            (ii) display the updated ERS in appropriate public places in the United Mexican States acceptable to FMO for public access;

            and FMO shall be entitled to place a copy of that updated ERS in the World Bank public information center known as InfoShop for public access;

      (i)   (A)   obtain and maintain, or cause to be obtained and maintained in force (and where appropriate, renew, or cause to be renewed in a timely manner) all Authorizations, including without limitation the Authorizations specified in Annex A, which are necessary for the implementation of the Project, the carrying out of the Borrower's or the Project Company's business and operations generally and the compliance by each of the Borrower and the Project Company with all its obligations under the Transaction Documents; and

            (B) comply, or cause compliance, with all the conditions and restrictions contained in, or imposed on the Borrower or the Project Company by, those Authorizations;

      (j) from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further instruments as may reasonably be requested by FMO for perfecting or maintaining in full force and effect the Security or for re-registering the Security (including updating Exhibit A to each of the Mercantile Pledge Agreements and pledging for the benefit of FMO, after the date hereof, any Long-term Contracts) or otherwise to enable the Borrower or the Project Company to comply with its obligations under the Transaction Documents;

      (k)   [reserved];

      (l) comply with all its obligations under the Transaction Documents and the Project Documents;

      (m) control the vegetation on the rights-of-way granted to the Project Company under the Concession Agreement, consistent with the herbicide management plan approved by FMO;

      (n) procure and purchase crossties only from suppliers approved by the GoM so long as such approval is required;

                     Amended and Restated FMO Loan Agreement

      (o)   [reserved];

      (p) implement the Project Company's internal guidelines relating to illegal immigrants;

      (q)   [reserved];

      (r)   [reserved];

      (s)   [reserved];

      (t)   [reserved];

      (u)   [reserved];

      (v)   [reserved]; and

      (w) maintain on at least a yearly rolling basis financial instruments structured to match the debt payment amounts (principal and interest) related to the Loans for each subsequent year, in order to protect the Borrower against the effect from depreciation of the Mexican Peso. This may be done either through the maintenance of forwards, the maintenance of currency options, or the maintenance of other commonly used derivatives for managing currency risk. In each year the strike price of the financial instrument as used shall be such that the sum of the premium paid and the maximum loss resulting from a devaluation of the Mexican Peso shall not exceed $750,000. For purposes of this covenant, maximum loss will be calculated using the forward exchange rates as of the close of business on the day in which the currency hedges are established. If the Borrower enters into forward contracts, the portion of exposure covered by the forward contract shall be considered to have zero loss for purposes of the loss limit established by the hedging requirement. If the Borrower, in its reasonable judgment and with the consent of FMO (such consent not to be unreasonably withheld) believes that the available derivatives and derivatives pricing have been significantly negatively impacted by conditions external to the Borrower, then the Borrower may choose to delay the maintenance of derivatives until the negative impact of the external conditions is no longer evident.

      Section 6.02. Negative Covenants Relating to the Borrower. Unless FMO otherwise agrees, (I) before the Merger Effective Date, the Borrower shall not take any of the actions set forth in subsections (a) through (w) below and (II) after the Merger Effective Date, the Borrower shall not take any of the actions set forth in subsections (s), (t) and (u) below (it being understood that Section 6.03 (Negative Covenants Relating to the Project Company) shall also apply to the Borrower after the Merger Effective Date, as set forth therein, with references to the "Project Company" therein being deemed to be references to the "Borrower"):

                     Amended and Restated FMO Loan Agreement

      (a) declare or pay any dividend or make any distribution on its share capital (other than dividends or distributions payable in shares of the Borrower), or purchase, redeem or otherwise acquire any shares of the Borrower or any option over them, unless the proposed payment or distribution is out of retained earnings and the Borrower, no earlier than sixty (60) days nor later than thirty (30) days prior to doing so, certifies to FMO in writing, in the form attached as Schedule 7, the sufficiency of such retained earnings and that:

            (i) no Event of Default or Potential Event of Default has occurred and is continuing;

            (ii) prior to the taking of any such action, the Borrower has made prepayments under Section 3.07 (Prepayment) in a sufficient amount, and such prepayments have been applied against the remaining installments of the FMO Loan in inverse order of maturity (as required under Section 3.07(c)), such that the final installment of the FMO Loan under Section 3.06 (Repayment) is due no later than September 15, 2008; and

            (iii) after giving effect to any such action:

                  (A)   the Borrower's Current Ratio will be at least 1.0;

                  (B) the Borrower's Long-term Debt to Tangible Net Worth Ratio will be equal to or less than 2.0; and

                  (C) the Borrower's Debt Service Coverage Ratio will not be less than 1.4;

            provided always that:

                  (A) the retained earnings out of which any of the payments or distributions referred to in this subsection may be made should in no event include any amount resulting from the revaluation of any of the Borrower's assets; and

                  (B) the Borrower shall not make any payments or distributions of the type referred to in this subsection if, after giving effect to it, the Borrower could not certify the matters referred to in Section 6.02(a)(i) and (iii);

      (b) incur expenditures or commitments for expenditures for fixed or other non-current assets;

      (c)   incur, assume or permit to exist any Debt of the Borrower except:

                     Amended and Restated FMO Loan Agreement

            (i)   the Loans;

            (ii) any subordinated Debt of the Borrower required or permitted pursuant to this Agreement or the Financial Support Agreement; and

            (iii) the credit line under the Credit Line Agreement but only until the Merger occurs;

      (d) enter into any agreement or arrangement to lease any property or equipment of any kind;

      (e) enter into any Derivative Transaction or assume the obligations of any party to any Derivative Transaction, except as contemplated in this Agreement;

      (f) enter into any agreement or arrangement to guarantee or, in any way or under any condition, assume or become obligated for all or any part of any financial or other obligation of another Person;

      (g) create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Borrower, except for:

            (i)   the Security;

            (ii) the naming of each of the Senior Lenders as a loss payee/beneficiary under the Borrower's insurance policies; and

            (iii) any Lien arising from any tax, assessment or other
                  governmental charge or other Lien arising by operation of law, in each case if the obligation underlying any such Lien is not yet due or, if due, is being contested in good faith by appropriate proceedings so long as:

                  (A) those proceedings do not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein, nor interfere in any material respect with the use or disposition thereof or the implementation of the Project or the carrying on of the business of the Borrower; and

                  (B) the Borrower has set aside adequate reserves sufficient to promptly pay in full any amounts that the Borrower may be ordered to pay on final determination of any such proceedings;

                     Amended and Restated FMO Loan Agreement

      (h) enter into any transaction except in the ordinary course of business on the basis of arm's-length arrangements (including, without limitation, transactions whereby the Borrower might pay more than the ordinary commercial price for any purchase or might receive less than the full ex-works commercial price (subject to normal trade discounts) for its products);

      (i)   establish any sole and exclusive purchasing or sales agency;

      (j) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person;

      (k) enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person;

      (l)   form or have any Subsidiary other than the Project Company;

      (m) make or permit to exist loans or advances to, or deposits (except the Borrower's equity investment in the Project Company as of the date hereof and commercial bank deposits in the ordinary course of business) with, other Persons or investments in any Person or enterprise (other than pursuant to the Financial Support Agreement) other than short-term marketable securities acquired solely to give temporary employment to its idle funds;

      (n) reduce its share capital or otherwise change its Charter in any manner which would be inconsistent with the provisions of any Transaction Document;

      (o)   change its Financial Year;

      (p) change the nature or scope of the Project or change the nature of its present business or operations;

      (q) sell, transfer, lease or otherwise dispose of all or a substantial part of its assets, whether in a single transaction or in a series of transactions, related or otherwise;

      (r) undertake or permit any merger, spin-off, consolidation or reorganization other than the Merger permitted under Article IX;

      (s) terminate, amend, grant any waiver or assignment with respect to any provision of any of the Transaction Documents or Project Documents or any agreements evidencing any loans provided under the Financial Support Agreement (other than the amendment of the Existing Deficiency Loan Agreements described in Section 5.01(h) (Conditions of Effectiveness));

                     Amended and Restated FMO Loan Agreement

      (t) prepay (whether voluntarily or involuntarily) or repurchase any Long-term Debt of the Borrower (other than the Loans) pursuant to any provision of any agreement or note with respect to that Long-term Debt unless:

            (i) that Long-term Debt is refinanced using new Long-term Debt on terms and conditions (as to interest rate, other costs and tenor) at least as favorable to the Borrower as those of the Long-term Debt being refinanced; or

            (ii) the Borrower gives FMO at least thirty (30) days' advance notice of its intention to make the proposed prepayment and, if FMO so requires, the Borrower contemporaneously prepays a proportion of the FMO Loan equivalent to the proportion of the part of the Long-term Debt being prepaid, such prepayment to be made in accordance with the provisions of Section 3.07 (Prepayment) except that there shall be no minimum amount or advance notice period for that prepayment;

      (u) use the proceeds of any FMO Disbursement in the territories of any country which is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country;

      (v) make (or authorize or permit any Affiliate or any other Person acting on its behalf to make) with respect to the Project or any transaction contemplated by this Agreement, any Prohibited Payment. The Borrower further covenants that should FMO notify the Borrower of its concerns that there has been a violation of the provisions of this Section or of Section 4.01(q) of this Agreement, it shall cooperate in good faith with FMO and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from FMO, and shall furnish documentary support for such response upon FMO's request; or

      (w) make any payments to its Affiliates except as permitted under any Transaction Document or Project Document.

      Section 6.03. Negative Covenants Relating to the Project Company. Unless FMO otherwise agrees, (I) before the Merger Effective Date, the Borrower shall cause the Project Company not to, and the Project Company shall not take any of the actions set forth in subsections (a) through (w) below and (II) after the Merger Effective Date, the Borrower shall not take any of the actions set forth in subsections (a) through (w) below, other than the actions set forth in subsection (s) below (it being understood that the Borrower shall continue to be subject instead to the comparable restrictions set forth in Section 6.02(s) (Negative Covenants Relating to the Borrower)):

      (a) declare or pay any dividend or make any distribution on its share capital (other than dividends or distributions payable in shares of the Project Company), or purchase, redeem or otherwise acquire any shares of the Project Company or any option

                     Amended and Restated FMO Loan Agreement
over them, unless the proposed payment or distribution is out of retained earnings and the Project Company, no earlier than sixty (60) days nor later than thirty (30) days prior to doing so, certifies to FMO in writing, in the form attached as Schedule 7, the sufficiency of such retained earnings and that:

            (i) no Event of Default or Potential Event of Default has occurred and is continuing; and

            (ii) prior to the taking of any such action, prepayments have been made under Section 3.07 (Prepayment) in a sufficient amount, and such prepayments have been applied against the remaining installments of the FMO Loan in inverse order of maturity (as required under Section 3.07(c)), such that the final installment of the FMO Loan under Section 3.06 (Repayment) is due no later than September 15, 2008; and

            (iii) after giving effect to any such action:

                  (A)   the Project Company's Current Ratio will be at least
                        1.0;

                  (B) the Project Company's Long-term Debt to Tangible Net Worth Ratio will be equal to or less than 2.0; and

                  (C) the Project Company's Debt Service Coverage Ratio will not be less than 1.4;

            provided always that:

                  (A) the retained earnings out of which any of the payments or distributions referred to in this subsection may be made should in no event include any amount resulting from the revaluation of any of the Project Company's assets; and

                  (B) the Project Company shall not make any payments or distributions of the type referred to in this subsection if, after giving effect to it, the Project Company could not certify the matters referred to in Section 6.03(a)(i) and (iii);

      (b)   subject to the provisions of the Financial Support Agreement and
Section 6.03(w) below, incur expenditures or commitments for expenditures for fixed or other non-current assets, other than those required for carrying out the Project or necessary for repairs, replacements and maintenance of satisfactory operating conditions that are essential to the Project Company's business or operations;

      (c) incur, assume or permit to exist any Debt of the Project Company except:

                     Amended and Restated FMO Loan Agreement

            (i) any subordinated Debt of the Project Company required or permitted pursuant to this Agreement or the Financial Support Agreement;

            (ii) trade accounts incurred in the normal course of business and not overdue by more than 90 days;

            (iii) Short-term Debt of the Project Company incurred in the ordinary course of business which, when aggregated with contingent liabilities arising from the discounting of trade receivables, would not exceed at any one time outstanding the aggregate of the Project Company's receivables, inventories, cash and short-term deposits;

            (iv)  loans to the Borrower pursuant to the Credit Line Agreement;
                  and

            (v)   after the Merger, the Loans;

      (d) enter into any agreement or arrangement to lease any property or equipment of any kind, except leases with respect to which the aggregate lease payments do not exceed the equivalent of one million Dollars ($1,000,000.00) in any Financial Year;

      (e) enter into any Derivative Transaction or assume the obligations of any party to any Derivative Transaction, except as contemplated in this Agreement;

      (f) enter into any agreement or arrangement to guarantee or, in any way or under any condition, assume or become obligated for all or any part of any financial or other obligation of another Person other than the IFC Guarantee and the FMO Guarantee;

      (g) create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Project Company, except for:

            (i)   the Security;

            (ii)  the GoM Lien;

            (iii) the naming of each of the Senior Lenders as a loss
                  payee/beneficiary under the Project Company's insurance policies; and

            (iv) any Lien arising from any tax, assessment or other governmental charge or other Lien arising by operation of law, in each case if the obligation underlying any such Lien is not yet due or, if due, is being contested in good faith by appropriate proceedings so long as:

                     Amended and Restated FMO Loan Agreement

                  (A) those proceedings do not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein, nor interfere in any material respect with the use or disposition thereof or the implementation of the Project or the carrying on of the business of the Project Company; and

                  (B) the Project Company has set aside adequate reserves sufficient to promptly pay in full any amounts that the Project Company may be ordered to pay on final determination of any such proceedings;

      (h) enter into any transaction with its Affiliates or any other Person except in the ordinary course of business on the basis of arm's-length arrangements (including, without limitation, transactions whereby the Project Company might pay more than the ordinary commercial price for any purchase or might receive less than the full ex-works commercial price (subject to normal trade discounts) for its products) except as otherwise permitted under the Project Documents;

      (i)   establish any sole and exclusive purchasing or sales agency;

      (j) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Project Company's income or profits are, or might be, shared with any other Person;

      (k) enter into any management contract or similar arrangement (except for the Technical Assistance Agreement) whereby its business or operations are managed by any other Person;

      (l)   form or have any Subsidiary;

      (m) make or permit to exist loans or advances to, or deposits (except commercial bank deposits in the ordinary course of business) with, other Persons or investments in any Person or enterprise (except for loans to the Borrower pursuant to the Credit Line Agreement) other than short-term marketable securities acquired solely to give temporary employment to its idle funds;

      (n) change its Charter in any manner which would be inconsistent with the provisions of any Transaction Document;

      (o)   change its Financial Year;

      (p) change the nature or scope of the Project or change the nature of its present or contemplated business or operations;

                     Amended and Restated FMO Loan Agreement

      (q) sell, transfer, lease or otherwise dispose of all or a substantial part of its assets, whether in a single transaction or in a series of transactions, related or otherwise;

      (r) undertake or permit any merger, spin-off, consolidation or reorganization, other than the Merger permitted under Article IX;

      (s) withdraw from, terminate, amend or grant any waiver with respect to any provision of any Project Document or Transaction Document or consent to an assignment of any part thereof;

      (t) transfer or assign all or any part of the Concession Agreement or any permit and/or license relating to the Project;

      (u) make any payment to its Affiliates except as permitted under any Transaction Document or Project Document;

      (v) make (or authorize or permit any Affiliate or any other Person acting on its behalf to make) with respect to the Project or any transaction contemplated by this Agreement, any Prohibited Payment. The Project Company further covenants that should FMO notify the Project Company of its concerns that there has been a violation of the provisions of this Section or of Section 4.01(q) of this Agreement, it shall cooperate in good faith with FMO and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from FMO, and shall furnish documentary support for such response upon FMO's request; or

      (w) beginning in the Financial Year during which the Sponsor's obligation to make Investment Overrun Loans (as such term is defined in the Financial Support Agreement) terminates in accordance with Section 2.04(b) of the Financial Support Agreement, if such obligation terminates, incur expenditures for Capital Investments (as such term is defined in the Financial Support Agreement) unless those expenditures do not exceed an aggregate amount in any Financial Year equivalent to sixty percent (60%) of the Project Company's EBITDA for such Financial Year.

      Section 6.04. Reporting Requirements. Unless FMO otherwise agrees, the Borrower shall:

      (a) as soon as available but in any event within sixty (60) days after the end of each quarter of each Financial Year, deliver to FMO:

            (i) two (2) copies of the Borrower's complete financial statements for such quarter prepared, on an unconsolidated basis and on a Consolidated Basis, in accordance with the Accounting Principles;

            (ii)  [reserved];

                     Amended and Restated FMO Loan Agreement

            (iii) a report on any factors that have or could reasonably be expected to have a Material Adverse Effect;

            (iv) a management report, including revenue by main client, tariffs, the Project Company's intermodal and maintenance activities, operating cost; and

            (v) a statement of all transactions during that quarter between each of the Borrower and the Project Company and their respective Affiliates, if any, and a certification by an Authorized Representative that those transactions were on the basis of arm's-length arrangements;

      (b)   as soon as available but in any event within one hundred and twenty
(120) days after the end of each Financial Year, deliver to FMO:

            (i) two (2) copies of its complete and audited financial statements for that Financial Year (which are in agreement with its books of account and prepared, on an unconsolidated basis and Consolidated Basis, in accordance with the Accounting Principles), together with the Auditors' audit report on them, all in form satisfactory to FMO;

            (ii) a management letter and such other communication from the Auditors commenting, with respect to that Financial Year, on, among other things, the adequacy of the Borrower's and the Project Company's financial control procedures, accounting systems and management information system;

            (iii) a report by the Auditors certifying that, on the basis of its financial statements, each of the Borrower and the Project Company was in compliance with the covenants contained in
                  Section 6.02 (Negative Covenants Relating to the Borrower) and
                  Section 6.03 (Negative Covenants Relating to the Project Company), respectively, as of the end of that Financial Year or, as the case may be, detailing any non-compliance;

            (iv) a report by each of the Borrower and the Project Company on its operations during that Financial Year, in the form of, and addressing the topics listed in, Schedule 9;

            (v) a statement by each of the Borrower and the Project Company of all transactions between each of them and their respective Affiliates, if any, during that Financial Year, and a certification by an Authorized Representative that those transactions were on the basis of arm's-length arrangements; and

                     Amended and Restated FMO Loan Agreement

            (vi) starting with the Financial Year ending on December 31, 2005, a report by the Borrower setting forth the calculations for such Financial Year of: (A) the railroad diesel taxes paid;
                  (B) the amount of the railroad diesel tax credit actually credited to other tax obligations; and (C) the amount of the railroad diesel tax credit that cannot be credited to other tax obligations because of an insufficient amount of applicable taxes against which it could be credited, together with the Auditors' verification of such calculations;

      (c) deliver to FMO, promptly following receipt, a copy of any management letter or other communication sent by the Auditors (or any other accountants retained by the Borrower) to either of the Borrower or the Project Company or their management in relation to the Borrower's and the Project Company's financial, accounting and other systems, management or accounts, if not provided pursuant to Section 6.04(b)(ii);

      (d) within ninety (90) days after the end of each Financial Year, cause the Project Company to deliver to FMO an annual monitoring report in the form of
Schedule 10, confirming compliance with the applicable national or local requirements, the Environmental and Social Policies, the Environmental, Health and Safety Guidelines, and the CAP and Sections 6.01(g) and 6.01(h) or, as the case may be, detailing any non-compliance together with (A) the action being taken to ensure compliance and (B) a written report verifying the contents of that annual monitoring report, prepared by an independent third party consultant of the Project Company, acceptable to FMO;

      (e) as soon as possible but no later than three (3) days after its occurrence, notify FMO of any incident or accident which has or may reasonably be expected to have an adverse effect on the environment, health or safety, including, without limitation, explosions, spills or workplace accidents which result in death, serious or multiple injury or major pollution, specifying, in each case, the nature of the incident or accident, the on-site and off-site impacts arising or likely to arise therefrom and the measures the Project Company is taking or plans to take to address those impacts; and keep FMO informed of the on-going implementation of those measures;

      (f) give notice to FMO, concurrently with the Borrower's or the Project Company's notification to its shareholders, of any meeting of the Borrower's or the Project Company's shareholders, such notice to include the agenda of the meeting; and, as soon as available, deliver to FMO two (2) copies of:

            (i) all notices, reports and other communications of the Borrower or the Project Company, as the case may be, to its shareholders, whether any such communication has been made on an individual basis or by way of publication in a newspaper or other communication medium; and

                     Amended and Restated FMO Loan Agreement

            (ii)  the minutes of all such shareholders' meetings;

      (g) promptly notify FMO of any proposed change in the nature or scope of the Project or the business or operations of the Borrower or the Project Company and of any event or condition which has or may reasonably be expected to have a Material Adverse Effect;

      (h) promptly upon becoming aware of any litigation or administrative proceedings before any Authority or arbitral body which has or may reasonably be expected to have a Material Adverse Effect, notify FMO by facsimile of that event specifying the nature of that litigation or those proceedings and the steps the Borrower or the Project Company, as the case may be, is taking or proposes to take with respect thereto;

      (i) promptly upon the occurrence of an Event of Default or Potential Event of Default, notify FMO by facsimile specifying the nature of that Event of Default or Potential Event of Default and any steps the Borrower or the Project Company, as the case may be, is taking to remedy it;

      (j) promptly notify FMO (x) in the event the Borrower or the Project Company receives a notification, fine, warning or other communication from the GoM with respect to noncompliance by the Project Company with the terms of the Concession Agreement, (y) in the event the Project Company fails to exercise any of its rights under the Concession Agreement for a period of thirty (30) days, or (z) of any other action which, pursuant to the terms of the Concession Agreement, if left unresolved or with the passage of time, could result in the termination, suspension or revocation of the Concession Agreement;

      (k) cause the Project Company to provide to FMO, in a timely manner, the insurance certificates and other information referred to in Section 6.05 (d) (Insurance);

      (l) promptly provide to FMO such other information as FMO may from time to time reasonably request about the Borrower and the Project Company, their respective assets and the Project; and

      (m)   as soon as available but in any event within one hundred and twenty
(120) days after June 30 and December 31 in each Financial Year, deliver to FMO:

            (i) two (2) copies of the Sponsor's complete financial statements for such period prepared on a Consolidated Basis in accordance with the Accounting Principles, which (A) in the case of the financial statements delivered in respect of June 30, shall be unaudited and cover the six-month period ending on June 30 and
                  (B) in the case of the financial statements delivered in respect of December 31,

                     Amended and Restated FMO Loan Agreement
                  shall be audited and cover the Financial Year ending on such date; and

            (ii) a statement of the outstanding amount (measured as of the relevant June 30 or December 31) of all liabilities of any Person (other than itself) which the Sponsor has guaranteed or otherwise directly or indirectly obligated itself to pay;

provided, that such financial or other statements need not be delivered if and to the extent that corresponding financial statements have been filed with the United States Securities and Exchange Commission and are publicly available.

      Section 6.05. Insurance.

      (a) Insurance Requirements and Borrower's and the Project Company's Undertakings. Unless FMO otherwise agrees, the Borrower shall cause the Project Company to, and the Project Company (and, after the Merger Effective Date, the Borrower) shall:

            (i) insure and keep insured, with financially sound and reputable insurers, all its assets and business against all insurable losses to include the insurances specified in Annex B and any insurance required by law;

            (ii) punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each insurance policy;

            (iii) promptly notify the relevant insurer of any claim by the
                  Project Company (or, after the Merger Effective Date, the Borrower) under any policy written by that insurer and diligently pursue that claim;

            (iv)  comply with all warranties under each policy of insurance;

            (v) not do or omit to do, or permit to be done or not done, anything which might prejudice its, or, where FMO is loss payee or an additional named insured, FMO's right to claim or recover under any insurance policy; and

            (vi) not vary, rescind, terminate, cancel or cause a material change to any insurance policy;

            provided always that if at any time and for any reason any insurance required to be maintained under this Agreement shall not be in full force and effect, then FMO shall thereupon or at any time while the same is

                     Amended and Restated FMO Loan Agreement
            continuing be entitled (but have no such obligation) on its own behalf to procure that insurance at the expense of the Project Company (and, after the Merger Effective Date, at the expense of the Borrower) and to take all such steps to minimize hazard as FMO may consider expedient or necessary.

      (b) Policy Provisions. Each insurance policy required to be obtained pursuant to this Section shall be on terms and conditions acceptable to FMO, and shall contain provisions to the effect that:

            (i) no policy can expire nor can it be canceled or suspended by the Project Company (or, after the Merger Effective Date, the Borrower) or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless FMO and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Project Company (and, after the Merger Effective Date, the Borrower) receive at least forty-five (45) days' notice (or such lesser period as FMO may agree with respect to cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension;

            (ii) FMO and all contractors working at the Project site are named as additional named insured on all liability policies;

            (iii) where relevant, all its provisions (except those relating to limits of liability) shall operate as if they were a separate policy covering each insured party; and

            (iv) on every insurance policy on the Project Company's (and, after the Merger Effective Date, the Borrower's) assets which are the subject of the Security and for business interruption or delayed start-up, FMO is named as a loss payee for any claim of, or any series of claims arising with respect to the same event whose aggregate amount is, the equivalent of five hundred thousand Dollars ($500,000) or more;

      (c)   Application of Proceeds.

            (i) At its discretion, FMO may remit the proceeds of any insurance paid to it to the Project Company (or, after the Merger Effective Date, the Borrower) to repair or replace the relevant damaged assets or may apply those proceeds towards any amount payable to FMO under this Agreement, including to repay or prepay all or any part of the FMO Loan in accordance with Section 3.07

                     Amended and Restated FMO Loan Agreement

                  (Prepayment); provided that there shall be no minimum amount or notice period for any such prepayment.

            (ii) The Project Company (and, after the Merger Effective Date, the Borrower) shall use any insurance proceeds it receives (whether from FMO or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset.

      (d) Reporting Requirements. Unless FMO otherwise agrees, the Borrower shall cause the Project Company to, and the Project Company (and, after the Merger Effective Date, the Borrower) shall provide to FMO the following:

            (i) as soon as possible after its occurrence, notice of any event which entitles the Project Company (and, after the Merger Effective Date, the Borrower) to claim for an aggregate amount exceeding the equivalent of five hundred thousand Dollars ($500,000) under any one or more insurance policies;

            (ii) within forty-five (45) days after the main insurance policy is issued to the Project Company (and, after the Merger Effective Date, the Borrower), a copy of that policy incorporating any loss payee provisions required under Section 6.05 (b) (iv) (unless that policy has already been provided to FMO);

            (iii) not less than ten (10) days prior to the expiry date of any insurance policy (or, for insurance with multiple renewal dates, not less than ten (10) days prior to the expiry date of the policy on the principal asset), a certificate of renewal from the insurer, insurance broker or agent confirming the renewal of that policy and the renewal period, the premium, the amounts insured for each asset or item and any changes in terms or conditions from the policy's issue date or last renewal, and confirmation from the insurer that provisions naming FMO as a loss payee or additional named insured, as applicable, remain in effect;

            (iv) such evidence of premium payment as FMO may from time to time request; and

            (v) any other information or documents on each insurance policy as FMO request from time to time.

                     Amended and Restated FMO Loan Agreement

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      Section 7.01. Acceleration after Default. If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), FMO may, by notice to the Borrower, require the Borrower to repay the FMO Loan or such part of the FMO Loan as is specified in that notice. On receipt of any such notice, the Borrower shall immediately repay the FMO Loan (or that part of the FMO Loan specified in that notice) and pay all interest accrued on it and any other amounts then payable under this Agreement. The Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

      Section 7.02. Events of Default. It shall be an Event of Default if:

      (a) the Borrower fails to pay when due any part of the principal of, or interest on, the FMO Loan and such failure continues for a period of five (5) days;

      (b) the Borrower fails to pay when due any part of the principal of, or interest on, the IFC Loan and such failure continues for a period of five (5) days;

      (c) the Borrower fails to pay when due any part of the principal of, or interest on, any loan from FMO to the Borrower other than the FMO Loan and any such failure continues for the relevant period of grace provided for in the agreement providing for that loan;

      (d) the Borrower or the Project Company fails to comply with any of its obligations under this Agreement or any other Transaction Document or any other agreement between the Borrower and/or the Project Company and FMO (other than for the payment of the principal of, or interest on, the FMO Loan or any other loan from FMO to the Borrower), and any such failure continues for a period of thirty (30) days after the earlier of the date on which (i) FMO notifies the Borrower or the project Company of that failure, or (ii) the Borrower or the Project Company becomes aware of such failure;

      (e) any party to a Transaction Document (other than FMO or the Borrower) or a Project Document fails to observe or perform any of its obligations under that Transaction Document or Project Document, and any such failure continues for a period of thirty (30) days after the earlier of the date on which (i) FMO notifies the Borrower or the Project Company of that failure, or (ii) the Borrower or the Project Company becomes aware of such failure;

      (f) any representation or warranty made in Article IV or in connection with the execution of, or any request (including a request for Disbursement) under, this

                     Amended and Restated FMO Loan Agreement

Agreement or any other Transaction Document is found to be incorrect in any material respect;

      (g) any Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or of its share capital, or assumes custody or control of that property or other assets or of the business or operations of the Borrower or of its share capital, or takes any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on all or a substantial part of its business or operations;

      (h)   a decree or order by a court is entered against the Borrower:

            (i)   adjudging the Borrower bankrupt or insolvent;

            (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or with respect to, the Borrower under any applicable law;

            (iii) appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property or other assets; or

            (iv)  ordering the winding up or liquidation of its affairs;

or any petition is filed seeking any of the above and is not dismissed within thirty (30) days;

      (i)   the Borrower:

            (i) requests a moratorium or suspension of payment of debts from any court;

            (ii) institutes proceedings or takes any form of corporate action to be liquidated, adjudicated bankrupt or insolvent;

            (iii) consents to the institution of bankruptcy or insolvency proceedings against it;

            (iv) files a petition or answer or consent seeking reorganization or relief under any applicable law, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property;

            (v)   makes a general assignment for the benefit of creditors; or

                     Amended and Restated FMO Loan Agreement

            (vi) admits in writing its inability to pay its debts generally as they become due or otherwise becomes insolvent;

      (j) an attachment or analogous process is levied or enforced upon or issued against any of the assets of the Borrower for an amount in excess of the equivalent of one million Dollars ($1,000,000) and is not discharged within thirty (30) days;

      (k) any other event occurs which under any applicable law would have an effect analogous to any of those events listed in Section 7.02 (g) through
Section 7.02 (i);

      (l) the Borrower or the Project Company fails to pay any of its Debt due and payable in excess of five hundred thousand Dollars ($500,000) (other than the FMO Loan or any other loan from FMO to the Borrower) or to perform any of its obligations under any agreement pursuant to which there is outstanding any Debt, and any such failure continues for more than any applicable period of grace or any such Debt becomes prematurely due and payable or is placed on demand;

      (m) any Authorization necessary for the Borrower or the Project Company to perform and observe its obligations under any Transaction Document is not obtained when required or is rescinded, terminated, lapses or otherwise ceases to be in full force and effect, including with respect to the remittance to FMO or its assignees, in Dollars, of any amounts payable under any Transaction Document, and is not restored or reinstated within thirty (30) days of notice by FMO to the Borrower requiring that restoration or reinstatement;

      (n)   any Security Document or any of its provisions:

            (i) is revoked, terminated or ceases to be in full force and effect or ceases to provide the security intended, without, in each case, the prior consent of FMO;

            (ii)  becomes unlawful or is declared void; or

            (iii) is repudiated or its validity or enforceability is challenged by any Person and any such repudiation or challenge continues for a period of thirty (30) days during which period such repudiation or challenge has no effect;

      (o) any Transaction Document (other than a Security Document) or any of its provisions:

            (i) is revoked, terminated or ceases to be in full force and effect without, in each case, the prior consent of FMO, and that event, if capable of being remedied, is not remedied to the satisfaction of FMO within thirty (30) days of FMO's notice to the Borrower; or

                     Amended and Restated FMO Loan Agreement

            (ii)  becomes unlawful or is declared void;

      (p) any Transaction Document (other than a Security Document) is repudiated or the validity or enforceability of any of its provisions at any time is challenged by any Person and such repudiation or challenge is not withdrawn within thirty (30) days of FMO's notice to the Borrower requiring that withdrawal; provided that no such notice shall be required or, as the case may be, the notice period shall terminate if and when such repudiation or challenge becomes effective;

      (q)   any Project Document:

            (i) is breached by any party to it and such breach has or could reasonably be expected to have a Material Adverse Effect; or

            (ii) is revoked, amended, terminated or ceases to be in full force and effect without the prior consent of FMO, or performance of any of the material obligations under any such agreement becomes unlawful or any such agreement is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any party to it;

      (r) any of the events specified in Section 7.02 (g) through 7.02 (l) occurs to the Sponsor or its properties, assets, or capital; provided, that, the threshold under Section 7.02 (j) and Section 7.02 (l) shall be $2,000,000;

      (s) any of the events specified in Section 7.02(g) through 7.02(k) occurs with respect to the Project Company or its properties, assets, or capital;

      (t) the Project Company fails to exercise any of its rights under the Concession Agreement;

      (u)   the Merger shall not have occurred by the Merger Deadline Date; or

      (v) GoM notifies the Project Company or FMO of its intention to terminate the Concession Agreement.

      Section 7.03. Bankruptcy. If the Borrower or the Project Company is liquidated or declared bankrupt, the FMO Loan, all interest accrued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                     Amended and Restated FMO Loan Agreement

      Section 8.01. Saving of Rights. (a) The rights and remedies of FMO in relation to any misrepresentation or breach of warranty on the part of the Borrower and/or the Project Company shall not be prejudiced by any investigation by or on behalf of FMO into the affairs of the Borrower and/or the Project Company, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of FMO in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

      (b) No course of dealing or waiver by FMO in connection with any condition of effectiveness of this Agreement shall impair any right, power or remedy of FMO with respect to any other condition of effectiveness, or be construed to be a waiver thereof.

      (c) No course of dealing and no failure or delay by FMO in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise; nor shall the action of FMO with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of FMO with respect to any other default.

      (d) The Borrower, the Project Company and FMO have agreed to remove certain provisions that had been included in the Original FMO Loan Agreement. For the avoidance of doubt, such removal is without prejudice to any rights or remedies arising from such provisions (i) which may have accrued to FMO prior to the effectiveness of this Agreement and (ii) which may accrue to FMO on or after the effectiveness of this Agreement with respect to the period prior thereto.

      Section 8.02. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 6.04
(i) and Section 6.04 (h) (Reporting Requirements) and Section 8.05 (c), any such communication may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt. A notice, request or other communication (other than under Article III) which is made by facsimile shall be confirmed by mail but without prejudice to it being effective on receipt of the facsimile.

      For the Borrower:

            GW Servicios, S.A. de C.V.
            Calle 43 429-C
            Col. Industrial
            Merida, Yucatan
            97000 Mexico

            Attention: Chief Financial Officer

                    Amended and Restated FMO Loan Agreement

            Alternative address for communications by facsimile:

            +52-9-930-2543

      For the Project Company:

            Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V.
            Calle 43 429-C
            Col. Industrial
            Merida, Yucatan
            97000
            Mexico

            Attention: Chief Financial Officer

            Alternative address for communications by facsimile:

                  +52-9-930-2543

      For FMO:

            Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. Anna van Saksenlaan 71
            2593 HW The Hague
            The Netherlands

            Facsimile: +31-70-314-9757

            Attention: Latin America and Caribbean Department

      Section 8.03. English Language. (a) All documents to be provided or communications to be given or made under this Agreement shall be in the English language.

      (b) To the extent that the original version of any document to be provided, or communication to be given or made, to FMO under this Agreement or any other Transaction Document is in a language other than English, that document or communication shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. FMO may, if it so requires, obtain an English translation of any document or communication received in a language other than English at the cost and expense of the Borrower. FMO may deem any such English translation to be the governing version between the Borrower and FMO.

                     Amended and Restated FMO Loan Agreement

      Section 8.04. Term of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

      Section 8.05. Applicable Law and Jurisdiction. (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

      (b) Each of the parties hereby irrevocably submits to the jurisdiction of any court of the United States of America located in the Southern District of New York in any action or proceeding arising out of or relating to this Agreement. By the execution and delivery of this Agreement each of the parties hereby irrevocably submits to the jurisdiction of any such court and, except as otherwise provided in Section 8.05 (e), hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in any such action or proceeding.

      (c) Each of the Borrower and the Project Company hereby irrevocably designates, appoints and empowers CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its authorized agent to receive for and on its behalf service of summons or other legal process in any such action or proceeding in New York, New York, United States of America. Each of the Borrower and Project Company agrees that the failure of such agent to give notice to the Borrower or the Project Company of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the Borrower and the Project Company further irrevocably consents to the service of process out of any such court by mailing copies thereof by registered United States air mail postage prepaid to the Borrower or the Project Company at its address specified herein. Final judgment against the Borrower or the Project Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Mexico, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact. Nothing herein shall affect the right of FMO to serve process upon the Borrower or the Project Company in any manner authorized by the laws of any such other jurisdiction.

      (d) Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts of the United States of America located in the Southern District of New York and hereby further irrevocably waives, to the fullest extent permitted by law, any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. Each of the Borrower and the Project Company further covenants and agrees that, until all monies actually or contingently payable hereunder shall have been fully paid in accordance with the terms of this Agreement, it shall maintain duly appointed agents for the service of summons and other legal process in New York, New York, United States of America, for purposes of any legal action or proceeding brought by FMO in respect of this Agreement and shall keep FMO advised of the identity and location of such agents.

                     Amended and Restated FMO Loan Agreement

      (e) Each of the Borrower and the Project Company hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the Federal District of Mexico at the election of FMO without any requirement that FMO submits, to the jurisdiction of such courts in connection with any legal action, suit or proceeding arising out of or relating to this Agreement that may be brought at the election of the Borrower or the Project Company. By the execution and delivery of this Agreement, each of the Borrower and the Project Company hereby irrevocably submits to the jurisdiction of any such court and hereby irrevocably waives the benefit of jurisdiction derived otherwise in any such action, suit or proceeding. Nothing in this Agreement constitutes a waiver by FMO of any immunity to which FMO may be entitled under applicable law.

      (f) Each of the Borrower and the Project Company irrevocably waives to the fullest extent permitted by applicable law any and all rights to demand a trial by jury in any action, suit or proceeding brought against the Borrower or the Project Company by FMO.

      (g) To the extent that either the Borrower or the Project Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed) may be attributed to it or its assets, it irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

      (h) Each of the Borrower and the Project Company hereby irrevocably waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against FMO in any forum in which FMO is not entitled to immunity from a trial by jury.

      (i) To the extent that either the Borrower or the Project Company may, in any suit, action or proceeding brought in any of the courts referred to in subsection (b) above or elsewhere (other than a court in Mexico) arising out of or in connection with this Agreement be entitled to the benefit of any provision of law requiring FMO in such suit, action or proceeding to post security for the costs of the Borrower or the Project Company (cautio judicatum solvi), or to post a bond or to take similar action, each of the Borrower and the Project Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the jurisdiction in which such court is located.

      Section 8.06. Disclosure of Information. (a) FMO may disclose any documents or records of, or information about, this Agreement or any other Transaction Document, or the assets, business or affairs of the Borrower to:

                     Amended and Restated FMO Loan Agreement

            (i)   its outside counsel, auditors and rating agencies,

            (ii) any Person with a participation in or who intends to purchase a participation in a portion of the FMO Loan, and

            (iii) any other Person as FMO may deem appropriate in connection with any proposed sale, transfer, assignment or other disposition of FMO's rights under this Agreement or any other Transaction Document or otherwise for the purpose of exercising any power, remedy, right, authority, or discretion relevant to this Agreement or any other Transaction Document.

      (b) The Borrower acknowledges and agrees that, notwithstanding the terms of any other agreement between the Borrower and FMO, a disclosure of information by FMO in the circumstances contemplated by Section 8.06 (a) does not violate any duty owed to the Borrower under this Agreement or under any such other agreement.

      Section 8.07. Successors and Assignees. This Agreement binds and benefits the respective successors and permitted assignees of the parties. However, neither the Borrower nor the Project Company may, subject to Article IX, assign or delegate any of its rights or obligations under this Agreement without the prior consent of FMO. Any purported assignment or delegation in violation of this Section shall be void.

      Section 8.08. Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties.

      Section 8.09 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

                                   ARTICLE IX

                                   THE MERGER

      Section 9.01. Conditions Precedent of the Merger. The Merger shall be subject to the following conditions precedent:

      (a) the Borrower and the Project Company shall provide to FMO no less than six (6) months' prior notice in writing of the Merger;

      (b)   [reserved];

                     Amended and Restated FMO Loan Agreement

      (c) the Borrower and the Project Company shall provide to FMO such other documents as FMO may reasonably request in connection with the Merger;

      (d) the Borrower, the Project Company, and the Sponsor shall execute, acknowledge, deliver or cause to be executed, acknowledged and delivered such further instruments as FMO may reasonably request for perfecting the Security or otherwise to enable the Borrower, the Project Company or the Sponsor to comply with its obligations under the Transaction Documents; and

      (e) FMO shall receive, at the expense of the Project Company, a legal opinion, satisfactory to FMO, from FMO's counsel in Mexico:

            (i) confirming that the Merger is tax-free under the laws of Mexico; all formalities have been fulfilled to ensure that the Borrower shall assume all the obligations of the Project Company under this Agreement, the Security Documents and other Transaction Documents; all formalities have been fulfilled to ensure that the Security is perfected; and

            (ii)  covering such other matters as FMO may reasonably request.

      Section 9.02. Acknowledgment of the Borrower. Without in any way limiting the effect of the Merger under law, the Borrower acknowledges and agrees that, on the Merger Effective Date, each and every obligation and liability of the Project Company under this Agreement shall become the obligation and liability of the Borrower, without any further action by any party hereto or any other Person.

                            -signature page follows-

                     Amended and Restated FMO Loan Agreement

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

GW SERVICIOS, S.A. DE C.V.

By: _________________________

Name: _______________________

Title: ______________________

COMPANIA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V.

By: _________________________

Name: _______________________

Title: ______________________

NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ
VOOR ONTWIKKELINGSLANDEN N.V.

By: _________________________    By: ____________________________

Name: _______________________    Name: __________________________

Title: ______________________    Title: _________________________

                     Amended and Restated FMO Loan Agreement

                                                                       ANNEX A
                                                                     Page 1 of 1

                                   [reserved]

                     Amended and Restated FMO Loan Agreement

                                                                       ANNEX B
                                                                     Page 1 of 1

                         MINIMUM INSURANCE REQUIREMENTS

                  (See Section 6.05 (a) of the Loan Agreement)

                         MINIMUM INSURANCE REQUIREMENTS

The company shall have the following insurances in place at all times as applicable:

1.    CONSTRUCTION/REHABILITATION WORK

      a)    Construction All Risks, based on full contract value and including:

            i)    Riot and Strike

            ii)   Debris Removal

            iii)  Extra Expenses

            iv)   Maintenance

            v)    Third Party Liability for not less than $75 million

      b)    Marine all Risks (including war) in respect of all critical imports.

2.    OPERATIONAL PHASE

      a) Fire and named perils or All Risks Insurance based on replacement value of all fixed assets

      b) All Risks Insurance for full replacement value, or for 125% of PML as calculated by an experienced Insurance surveyor, on all movable assets including rolling stocks.

      c) Business Interruption or Extra Expenses with an indemnity period of not less than 12 months

      d) Third Party Liability, including Passenger and Goods Liability for not less than $ 75 million

3.    AT ALL TIMES

      Such insurances as required by local legislation or by contract

      Directors' and Officers' Liability insurance

                     Amended and Restated FMO Loan Agreement

                                                                       ANNEX C
                                                                     Page 1 of 1

                                   [reserved]

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 1
                                                                     Page 1 of 2

                 FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

                    (See Section 1.01 of the Loan Agreement)

                             [Borrower's Letterhead]

                                                                          [Date]

Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. Anna van Saksenlaan 71
2593 HW The Hague
The Netherlands

Attention: Latin America and Caribbean Department

Ladies and Gentlemen:

                     Certificate of Incumbency and Authority

      With reference to the Loan Agreement among GW Servicios, S.A. de C.V. (the "Borrower"), Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. (the "Project Company") and Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO"), dated December 5, 2000, as amended and restated as of March 15, 2005 (the "Loan Agreement"), I, the undersigned [Chairman/Director] of [GW Servicios, S.A. de C.V., (the "Borrower")][Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. (the "Project Company")], duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons [each] [any two] of whom are, and will continue to be, authorized:

      (a) to sign the certifications provided for in Section 5.01(i) of the Loan Agreement; and

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 1
                                                                     Page 2 of 2

      (b) to take any other action required or permitted to be taken, done, signed or executed under the Loan Agreement or any other agreement to which FMO and the Borrower may be parties.

*Name                           Office                     Specimen Signature
____________________________    _______________________    _____________________

____________________________    _______________________    _____________________

____________________________    _______________________    _____________________

      You may assume that any such person continues to be so authorized until you receive authorized written notice from the Borrower that they, or any of them, is no longer so authorized.

                                             Yours truly,

                                             [GW SERVICIOS, S.A. DE C.V.]
                                             [COMPANIA DE FERROCARRILES
                                             CHIAPAS-MAYAB, S.A. DE C.V.]

                                             By ________________________
                                                   [Chairman/Director]

---------------------
* Designations may be changed by the Borrower or the Project Company at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Borrower where applicable.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 2
                                                                     Page 1 of 2

             FORM OF CERTIFICATION OF REPRESENTATIONS AND WARRANTIES

                   (See Section 5.01(i) of the Loan Agreement)

                             [Borrower's Letterhead]

                                                                 March ___, 2005

Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. Anna van Saksenlaan 71
2593 HW The Hague
The Netherlands

Attention: Latin America and Caribbean Department

Ladies and Gentlemen:

1. Please refer to the Loan Agreement (the "Loan Agreement") dated December 5, 2000, as amended and restated as of March 15, 2005, among GW Servicios, S.A. de C.V. (the "Borrower"), Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. (the "Project Company") and Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO"). Terms defined in the Loan Agreement have their defined meanings whenever used in this request.

2. For the purpose of Section 5.01(i) of the Loan Agreement, the Borrower and the Project Company certify that the representations and warranties made in
Article IV of the Loan Agreement are true and correct in all material respects on the date of this certificate with the same effect as if such representations and warranties had been made on and as of the date hereof.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 2
                                                                     Page 2 of 2

      The above certification is effective as of the date of this Certificate. If this certification is no longer valid as of or prior to the date of receipt of the notice described in Section 5.02(a) from FMO, the Borrower and the Project Company undertake to immediately notify the Senior Lenders.

                                             Yours truly,

                                             GW SERVICIOS, S.A. DE C.V.

                                             By ____________________________
                                                  Authorized Representative

                                             COMPANIA DE FERROCARRILES
                                             CHIAPAS MAYAB, S.A. DE C.V.

                                             By ____________________________
                                                  Authorized Representative

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 3
                                                                     Page 1 of 1

                         FORM OF NOTICE OF EFFECTIVENESS

                   (See Section 5.02(a) of the Loan Agreement)

                                [FMO Letterhead]

                                                                 March ___, 2005

GW Servicios, S.A. de C.V.
Calle 43 429-C
Col. Industrial
Merida, Yucatan
97000
Mexico

Attention: Chief Financial Officer

Dear _____________:

                   Effectiveness of Amendment and Restatement
                      of Loan Agreement and Other Documents

      Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO") hereby notifies G.W. Servicios, S.A. de C.V. (the "Borrower") that the conditions of effectiveness described in Section 5.01 of the Amended and Restated Loan Agreement dated as of March 15, 2005, among the Borrower, Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. and FMO (the "Loan Agreement") have been met. Consequently, the Loan Agreement and the other documents described in
Section 5.01(a) of the Loan Agreement shall be effective as of the date thereof (subject, in the case of any document to which International Finance Corporation ("IFC") is a party, to receipt by the Borrower and FMO of a comparable notice of effectiveness from IFC).

                                     Yours truly,

                                     NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR
                                     ONTWIKKELINGSLANDEN N.V.

                                     By _____________________

cc:  IFC

                     Amended and Restated FMO Loan Agreement

                                      -71-
                                                                     SCHEDULE 4
                                                                     Page 1 of 2

                        FORM OF SERVICE OF PROCESS LETTER

                  [Letterhead of Agent for Service of Process]
                      (See Section 8.05 (c) Loan Agreement)

                                                                          [Date]

Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. Anna van Saksenlaan 71
2593 HW The Hague
The Netherlands

Attention: Latin America and Caribbean Department

Dear Sirs:

      Reference is made to Section 8.05 of the Loan Agreement dated December 5, 2000, as amended and restated as of March 15, 2005 (the "Loan Agreement"), among GW Servicios, S.A. de C.V. (the "Borrower"), Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. (the "Project Company") and Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning specified in the Loan Agreement.

      Pursuant to Section 8.05 (c) of the Loan Agreement, each of the Borrower and the Project Company has irrevocably designated and appointed the undersigned, CT Corporation System, with offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent to receive for and on its behalf service of process in any legal action or proceeding with respect to the Loan Agreement in the courts of the United States of America for the Southern District of New York.

      The undersigned hereby informs you that it has irrevocably accepted that appointment as process agent as set forth in Section 8.05(c) of the Loan Agreement from _______(2) until ___________ (3) and agrees with you that the undersigned (i) shall inform FMO promptly in writing of any change of its address in New York, (ii) shall perform its

----------------------
(2)   Insert date of effectiveness of appointment.

(3)   Insert date which is [three] months after the last repayment of the Loan.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 4
                                                                     Page 2 of 2

obligations as such process agent in accordance with the relevant provisions of
Section 8.05(c) of the Loan Agreement, and (iii) shall forward promptly to the Borrower and the Project Company any legal process received by the undersigned in its capacity as process agent.

      As process agent, the undersigned and its successor or successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations as provided under Section 8.05 (c) of the Loan Agreement.

                                                   Very truly yours,

                                                   CT Corporation System

                                                   By ____________________
                                                      Title:

cc: [Borrower]
    [Project Company]

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 5
                                                                     Page 1 of 1

                                   [reserved]

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 6
                                                                     Page 1 of 2

                      FORM OF LETTER TO BORROWER'S AUDITORS

                             (See Section 6.01(e) of
                               the Loan Agreement)

                             [Borrower's Letterhead]

                                                                          [Date]

[NAME OF AUDITORS]
[ADDRESS]

Ladies and Gentlemen:

      We hereby authorize and request you to give to Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO"), Anna van Saksenlaan 71 2593 HW, The Hague, The Netherlands, all such information as FMO may reasonably request with regard to the financial statements of the undersigned company, both audited and unaudited. We have agreed to supply that information and those statements under the terms of a Loan Agreement between the undersigned company, Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V., and FMO dated December 5, 2000, as amended and restated as of March 15, 2005 (the "Loan Agreement"). For your information we enclose a copy of the Loan Agreement.

      We authorize and request you to send two copies of the audited accounts of the undersigned company to FMO to enable us to satisfy our obligation to FMO under Section 6.04(b)(i) of the Loan Agreement. When submitting the same to FMO, please also send, at the same time, a copy of your full report on such accounts in a form reasonably acceptable to FMO.

      Please note that under Section 6.04(b)(ii) and (iii) and Section 6.04(c) of the Loan Agreement, we are obliged to provide FMO with:

      (a) a copy of the annual and any other management letter or other communication from you to the undersigned company or its management commenting on, among other things, the adequacy of the undersigned company's financial control procedures and accounting and management information system; and

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 6
                                                                     Page 2 of 2

      (b) a report by you certifying that, based upon its audited financial statements, the undersigned company and the Project Company (as defined in the Loan Agreement) were in compliance with the financial covenants contained in
Section 6.02 and Section 6.03, respectively, of the Loan Agreement as at the end of the relevant Financial Year or, as the case may be, detailing any non-compliance.

      Please also submit each such communication and report to FMO with the audited accounts.

      For our records, please ensure that you send to us a copy of every letter which you receive from FMO, immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

                                             Yours truly,

                                             GW SERVICIOS, S.A. DE C.V.

                                             By _____________________________
                                                  Authorized Representative

Enclosure

cc:
Latin America and Caribbean Department
Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. Anna van Saksenlaan 71
2593 HW The Hague
The Netherlands

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 7
                                                                     Page 1 of 2

          FORM OF BORROWER'S CERTIFICATION ON DISTRIBUTION OF DIVIDENDS

                   (See Section 6.02(a) of the Loan Agreement)

                             [Borrower's Letterhead]

                                                                          [Date]
Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V.
Anna van Saksenlaan 71
2593 HW The Hague
The Netherlands

Attention: Latin America and Caribbean Department

Dear Sirs:

1. Please refer to the Loan Agreement (the "Loan Agreement") dated December 5, 2000, as amended and restated as of March 15, 2005 among GW Servicios, S.A. de C.V. (the "Borrower"), Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. (the "Project Company") and Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO"). Terms defined in the Loan Agreement have their defined meanings whenever used in this request.

2. This is to inform you that the Borrower plans a distribution of dividends to its shareholders in the aggregate amount of ______________ (______), such distribution to commence on or about _________, ___. Pursuant to Section 6.02(a) of the Loan Agreement, the Borrower hereby certifies that, as at the date hereof:

      (a) the proposed distribution will be entirely out of retained earnings and such retained earnings do not include any amount resulting from the revaluation of any of the Borrower's assets;

      (b) no Event of Default or Potential Event of Default has occurred and is continuing;

      (c)   prior to the date hereof, the Borrower has made prepayments under
            Section 3.07 of the Loan Agreement in a sufficient amount, and such prepayments have been applied against the remaining installments of the FMO Loan in inverse order of maturity (as required under Section 3.07(c) of the Loan Agreement), such that the final installment of the FMO Loan under Section 3.06 of the Loan Agreement is due no later than September 15, 2008; and

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 7
                                                                     Page 2 of 2

      (d)   after giving effect to the proposed distribution:

            (i)   the Borrower's Current Ratio would be at least 1.0;

            (ii) the Borrower's Long-term Debt to Tangible Net Worth Ratio would be less than 2.0; and

            (iii) the Borrower's Debt Service Coverage Ratio would not be less than 1.4.

3. The Borrower undertakes not give effect to the proposed distribution or any part thereof if, at the time of so doing or after giving effect to it, the Borrower could not certify the matters referred to in section 2 of this certification.

                                             Yours truly,

                                             GW SERVICIOS, S.A. DE C.V.

                                             By _____________________________
                                                  Authorized Representative

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 8
                                                                     Page 1 of 1

                                   [reserved]

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 9
                                                                     Page 1 of 2

            INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS

                (See Section 6.04(b) (iv) of the Loan Agreement)

      [(1) Sponsors and Shareholdings. Information on significant changes in share ownership of Borrower, the reasons for such changes, and the identity of major new shareholders.

      (2) Country Conditions and Government Policy. Report on any material changes in local conditions, including government policy changes, that directly affect the Borrower (e.g. changes in government economic strategy, taxation, foreign exchange availability, price controls, and other areas of regulations.)

      (3) Management and Technology. Information on significant changes in (i) the Borrower's senior management or organizational structure, and
            (ii) technology used by the Borrower, including technical assistance arrangements.

      (4) Corporate Strategy. Description of any changes to the Borrower's corporate or operational strategy, including changes in products, degree of integration, and business emphasis.

      (5) Markets. Brief analysis of changes in Borrower's market conditions (both domestic and export), with emphasis on changes in market share and degree of competition.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 9
                                                                     Page 2 of 2

      (6) Operating Performance. Discussion of major factors affecting the year's financial results (sales by value and volume, operating and financial costs, profit margins, capacity utilization, capital expenditure, etc.).

      (7) Financial Condition. Key financial ratios for previous year, compared with ratios covenanted in the Loan Agreement.]

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 10
                                                                     Page 1 of 4

                        FORM OF ANNUAL MONITORING REPORT

                  (See Section 6.04 (d) of the Loan Agreement)

GENERAL INSTRUCTIONS: provide information in sufficient detail for evaluation of environmental performance in relation to:

-     National and local laws and regulations in Mexico;

      -     World Bank/IFC environmental and social policies and guidelines:

            - IFC Environmental, Health and Safety Guidelines for Railroad Systems, November 20, 1995;

            -     IFC Policy on Environmental Assessment (OP 4.01), October
                  1998;

            -     IFC Policy on Pest Management (OP 4.09), November 1998;

            -     World Bank Policy on Involuntary Resettlement (OD 4.30), June
                  1990;

            - World Bank Policy Note on Management of Cultural Property (OPN 11.03), September 1986; and

            - IFC Policy Statement on Forced Labor and Harmful Child Labor, March 1998.

-     Loan Agreement, (DATE);

-     Environmental Review Summary, February 8, 2000;

-     Herbicide Management Plan (Criterio Para El Uso De Herbicidas En La:
      Compania De Ferrocarriles Chiapas-Mayab, S. A. de C. V.), May 25, 2000;

- Environmental Corrective Action Plan, Compania De Ferrocarriles Chiapas-Mayab, August 4, 2000;

Provide information in summary form and enclose environmental reports if applicable. For any areas that do not meet agreed-upon performance levels, describe actions and timetable for bringing the project into compliance.

Information reported previously need only be referenced.

Return the completed report to FMO by the date specified in the Loan Agreement (April 1).

Please note that the term "environment" includes workplace and community health and safety as well as social and cultural issues.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 10
                                                                     Page 2 of 4

PROJECT INFORMATION
Contact Person:
Telephone:
Fax:
E-mail:

Report period: from _______________ to ______________

SUMMARY OF CURRENT OPERATIONS - Describe company operations, level of business activity, etc.

STATUS OF MODERNIZATION/EXPANSION OR NEW PROJECT IMPLEMENTATION - Provide a description, status, and completion timetable for all environment-related items in any modernization/ expansions or new projects.

CHANGES TO COMPANY - Describe significant changes in the company, such as changes in capacity, product lines, business activities, customers served, or acquisitions that may affect environmental performance.

CHANGES IN OPERATIONS - Describe any changes in day-to day operations, such as use of different cleaning solvents or thinners, any changes in chemicals used or storage methods, changes in solid/hazardous waste disposal, use of difference service providers.

COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS - Is the company currently in compliance with national and local laws and regulations and applicable World Bank guidelines? (If no, please explain.)

ENVIRONMENTAL ISSUES - Highlight any new or emerging environmental issues, such as pending regulations. Describe any changes affecting the environmental impacts of the company's operations.

NEW INITIATIVES AIMED AT IMPROVING ENVIRONMENTAL PERFORMANCE - Describe any planned initiatives. Examples are implementation of a formal environmental management system (EMS), recycling initiatives, waste minimization and energy efficiency measures.

                             CORRECTIVE ACTION PLAN

Provide a status report on each item in the CAP, including any difficulties encountered or revised completion dates.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 10
                                                                     Page 3 of 4

HERBICIDE MANAGEMENT PLAN

Provide an update on the company's vegetation control system, including procedures used (e.g., mechanical, chemical), herbicides used, changes in the program.

WOOD CROSSTIE SOURCING

Provide a summary of crosstie purchases, including supplier, number of ties, wood source.

Provide confirmation that FCCM has purchased crossties only from suppliers approved by the Mexican government.

RELOCATION OF BUSINESSES OR PEOPLE

Provide a summary of right-of-way management activities, including encroachment incidents. If new encroachments have occurred, explain how they were addressed in compliance with Government of Mexico requirements. (Except for new encroachments, any relocation of businesses or people residing on the right-of-way must be conducted with the prior notification of FMO and in accordance with World Bank policy 4.30 on Involuntary Resettlement.)

UNAUTHORIZED USE OF COMPANY FACILITIES

Provide an update of FCCM's programs to curb use of company facilities by illegal immigrants.

COMPLIANCE TESTING

                                  AIR EMISSIONS

Provide summary of any testing by local authorities.

Provide summary of any testing by the company, including ambient air quality and fugitive dust monitoring (include maps, figures, etc. as necessary for FMO's review).

            LIQUID EFFLUENTS (INCLUDING SANITARY AND STORM EFFLUENTS)

Describe day-to-day operations of effluent handling and treatment facilities, difficulties encountered, remedies, etc.

Provide summary of any testing by local authorities.

Provide summary of any testing by the company, including process effluent, storm water, and sewage (include maps, figures, etc. as necessary for FMO's review).

                                      NOISE

Provide summary of any testing by local authorities.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 10
                                                                     Page 4 of 4

Provide summary of any testing by the company, including noise levels experienced by outside receptors and occupational noise (include maps, figures, etc. as necessary for FMO's review).

                     ACCIDENTS, FIRES, AND OTHER EMERGENCIES

Provide a summary of any accidents, derailments, fires, or explosions, or significant accidental releases to the environment. Include response measures taken and any improvements made to equipment or procedures as a result.

                      WORKER HEALTH AND OCCUPATIONAL SAFETY

Provide a summary of work-related accidents, discussion of trends, response measures taken, and other actions taken to reduce accidents.

Provide a summary of training activities, including any new programs that have been implemented.

Describe status of implementation of equipment safeguarding and provision of personal protective equipment (PPE). Evaluate usage rate of PPE and identify any needed improvements.

                               COMMUNITY RELATIONS

Describe any outreach or cooperative programs with the community.

Report any significant accidental releases, failure to meet permit limits, lawsuits, community complaints, adverse media coverage, etc.

                     Amended and Restated FMO Loan Agreement

                                                                     SCHEDULE 11
                                                                     Page 1 of 1

                                  FORM OF NOTES

                    (See Section 3.16 of the Loan Agreement)

                                   [reserved]

                     Amended and Restated FMO Loan Agreement